                                                                   EXHIBIT 10.63

                                      LEASE

                                     BETWEEN

                            BELLINGHAM MECHANIC, LLC
                    A MASSACHUSETTS LIMITED LIABILITY COMPANY

                                    LANDLORD,

                                       AND

                                99 COMMISSARY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                     TENANT
                                       AND

                                O'CHARLEY'S INC.
                             A TENNESSEE CORPORATION

                                    GUARANTOR

                                TABLE OF CONTENTS

1.    USE AND RESTRICTIONS ON USE.................     1
2.    TERM........................................     2
3.    RENT........................................     3
4.    ADDITIONAL RENT.............................     5
5.    TENANT'S RIGHT TO TERMINATE.................     8
6.    LANDLORD'S WORK/ALTERATIONS.................     8
7.    REPAIR......................................    10
8.    LIENS.......................................    11
9.    ASSIGNMENT AND SUBLETTING...................    11
10.   INDEMNIFICATION.............................    13
11.   INSURANCE...................................    13
12.   WAIVER OF SUBROGATION.......................    14
13.   SERVICES AND UTILITIES......................    14
14.   HOLDING OVER................................    15
15.   SUBORDINATION...............................    15
16.   RULES AND REGULATIONS.......................    15
17.   REENTRY BY LANDLORD.........................    15
18.   DEFAULT.....................................    16
19.   REMEDIES....................................    17
20.   TENANT'S BANKRUPTCY OR INSOLVENCY...........    20
21.   QUIET ENJOYMENT.............................    21
22.   DAMAGE BY FIRE, ETC.........................    21
23.   EMINENT DOMAIN..............................    22
24.   SALE BY LANDLORD............................    23
25.   ESTOPPEL CERTIFICATES.......................    23
26.   SURRENDER OF PREMISES.......................    23
27.   NOTICES.....................................    24
28.   DEFINED TERMS AND HEADINGS/FORCE MAJEURE....    24
29.   TENANT'S AUTHORITY..........................    25
30.   COMMISSIONS.................................    25
31.   TIME AND APPLICABLE LAW.....................    25
32.   SUCCESSORS AND ASSIGNS......................    25
33.   ENTIRE AGREEMENT............................    25
34.   EXAMINATION NOT OPTION......................    25
35.   RECORDATION.................................    25
36.   LIMITATION OF LANDLORD'S LIABILITY..........    25
37.   ACCESS......................................    26
38.   LANDLORD'S COMPLIANCE WITH LAWS.............    26
39.   SIGNAGE.....................................    26

EXHIBIT A - PREMISES
EXHIBIT A-1 - LAND
EXHIBIT B - LANDLORD'S IMPROVEMENTS
EXHIBIT C - MODIFIED SITE PLAN
EXHIBIT D - FORM OF SNDA
EXHIBIT E - RULES AND REGULATIONS
EXHIBIT F - FORM OF GUARANTY

                                 REFERENCE PAGES

BUILDING:                1-8 Mechanic Street
                         Bellingham, Massachusetts 02019

LANDLORD:                BELLINGHAM MECHANIC, LLC, a
                         Massachusetts limited liability company

LANDLORD'S ADDRESS:      800 Technology Center Drive, Stoughton,
                         MA 02072

LEASE REFERENCE DATE:    December 13, 2004

TENANT:                  99 COMMISSARY LLC,
                         a Delaware limited liability company

TENANT'S ADDRESS:        3038 Sidco Drive
                         Nashville, TN 37204
                         Attn: Gregory L. Burns, Chairman and CEO
                         Tel.: 615-256-8500
                         Fax: 615-782-5030

                         With a copy to:

                         Ninety-Nine Restaurant & Pub
                         160 Olympia Avenue
                         Woburn, MA 01804
                         Attn: Executive Vice President of Real
                         Estate
                         Tel. 781-933-8999
                         Fax: 781-933-0821

                         and

                         Joseph R. Tarby, III, Esq.
                         Murtha Cullina LLP
                         600 Unicorn Park Drive
                         Woburn, MA 01801
                         Tel. 781-933-5505
                         Fax: 781-933-1530

PREMISES                 The warehouse and office and showroom areas shown as
IDENTIFICATION:          "NINETY-NINE" on the plan attached hereto as Exhibit A
                         ("Plan") in the building ("Building") commonly known as the Bellingham Business Center and numbered as [1-8]
                         Mechanic Street, Bellingham, Massachusetts, together with the use, in common with others, of any common areas of the Building, including, but not limited to, entryways, sidewalks, driveways and parking areas. The
                         Building has 239 parking spaces available, or 1.13 parking spaces per 1,000 rentable square feet of the Building. The land ("Land") upon which the Building is located the Building and the parking spaces are shown on Exhibit A-1 attached hereto.

PREMISES RENTABLE        Approximately 78,000 sq. ft. (determined by Landlord's
AREA:                    architect, after completion of perimeter walls, using
                         ANSI/BOMA Z65.1 - 1996 Standard).*

PERMITTED USE:           Storage, office, processing of food products,
                         distribution of restaurant goods and supplies and related products and uses ancillary thereto. SCHEDULED
                         DELIVERY DATE: July 25, 2005 (or on such earlier date as Landlord can complete Landlord's Work)

DELIVERY DATE:           The date established under Section 2.1.

RENT COMMENCEMENT        The date established under Section 2.2.
DATE

TERM OF LEASE:           Ten (10) years plus any fraction of a month in which
                         the Delivery Date shall occur if-the Delivery Date shall not occur on the first day of the month (unless sooner terminated pursuant to the Lease).

TERMINATION DATE:        Subject to the provisions of this Lease, the date (at
                         5:00 p.m.) which is 120 months, plus any fraction of a month at the commencement of the Term, from the Delivery Date

OPTION(S) TO EXTEND:     Two (2) option to extend the Term for five (5) years,
                         as set forth in Section 2.4

                           Annual Rent   Monthly Installments
                           -----------   --------------------
ANNUAL RENT (ARTICLE 3):
YEARS 1 THROUGH 5           $687,960*          $57,330*
YEARS 6 THROUGH 10          $726,960*          $60,580*

TENANT'S PROPORTIONATE SHARE:         37.14%*

BUILDING RENTABLE AREA:               210,000 square feet

LANDLORD'S CONSTRUCTION               William Conroy
REPRESENTATIVE:

TENANT'S CONSTRUCTION                 Thomas Williams
REPRESENTATIVE:

REAL ESTATE BROKER(S) DUE             Richards Barry Joyce & Partners and
COMMISSION:                           Colebrook Realty Services, Inc.

The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through F all of which are made a part of this Lease.

LANDLORD:                             TENANT:

BELLINGHAM MECHANIC, LLC              99 COMMISSARY LLC

By: /s/                               By: /s/ Gregory L. Burns
    -------------------------             --------------------------------------

Title: Manager                        Title: Chief Manager/President

Dated: December 17, 2004              Dated: December 16, 2004

*Subject to possible adjustment per above measurement of Premises

                                      LEASE

      By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

      1.1 The Premises are to be used solely for the Permitted Use stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises which will be used for any unlawful purpose. Tenant shall not do, permit or suffer in, on, or about the Premises, the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense, but excluding those responsibilities of Landlord pursuant to Sections 6.1, 7.1 and 38 hereof. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

      1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or cause the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may (i) handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, solvents, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes and in connection with the Permitted Use; (ii) provide on-site, mobile fueling for Tenant's vehicles, subject to any approvals which may be required by the Town of Bellingham, and (iii) wash its vehicles, subject to any necessary approvals from the Town of Bellingham; in each case provided that Tenant shall always handle, store, use, and dispose of Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building or appurtenant land or the environment in violation of Environmental Laws. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in costs and reasonable attorney's fees) incurred by reason of any failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease) caused by Tenant or its agents or invitees except to the extent of Landlord's obligations pursuant to Section 38 hereof, or by reason of any failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Landlord represents that the Land is currently free of environmental contamination (and in compliance with all Environmental Laws) and shall indemnify Tenant and be responsible for any costs of remediation of any environmental contamination, should any be discovered to have been existing at the Land as of the date hereof.

      1.3 Landlord shall provide Tenant, as appurtenant to the Premises and without extra charge, (i) with the use, in common with others in the Building, of the common area parking servicing the Premises which is a ratio of at least
1.13 parking spaces for each 1,000 rentable square feet of the Building. Tenant shall have truck access to drive around the Building and park at its loading docks. Landlord agrees to proceed as soon as possible and to use diligent efforts to obtain a modification to the site plan approval and any other permits necessary to change the truck parking as shown on the Modified Site Plan attached hereto as Exhibit C and shall allow Tenant the opportunity to participate in this process.

2. TERM.

      2.1 The Term of this Lease shall begin on the delivery date ("Delivery Date") which shall be the later to occur of (a) the Scheduled Delivery Date shown on the Reference Page, and (b) the date when Landlord shall tender possession of the Premises to Tenant with Landlord's Work described on Exhibit B attached hereto substantially completed (but for punch list items that do not materially interfere with Tenant's ability to use the Premises for the Permitted
Use) and all mechanical, plumbing and utility systems in working order and available for Tenant's immediate use, and Landlord shall have provided Tenant with a certificate of occupancy (or temporary certificate of occupancy) from the Town of Bellingham, Massachusetts with respect to the Premises. Landlord agrees to use reasonable and diligent efforts to obtain a certificate of occupancy and deliver the Premises to the Tenant. As soon as it shall be determined, Landlord and Tenant shall execute a memorandum in recordable form setting forth the actual Delivery Date and Termination Date. In the event the Delivery Date shall not have occurred by August 25, 2005 for any reason other than the fault of Tenant, Tenant shall receive a credit against its first rental payments due hereunder at the rate of $1,884.82 for each two (2) days by which the Delivery Date is extended beyond August 25, 2005. If the Delivery Date shall not have occurred by September 25, 2005 for any reason other than the fault of Tenant, Tenant shall receive a credit against its first rental payment due hereunder at the rate of $1,884.82 for each day by which the Delivery Date is extended beyond September 25, 2005. If the Delivery Date shall not have occurred on or before December 10, 2005, Tenant shall have the right to terminate this Lease upon ten
(10) days written notice to Landlord.

      2.2 Notwithstanding any provision of this Lease to the contrary, Annual Rent and all other charges due under this Lease shall begin on the Rent Commencement Date which shall be the Delivery Date.

      2.3 After the Lease Reference Date, and only after Landlord's prior consent and scheduled so as not to interfere with Landlord's Work at least four
(4) weeks prior to the

Delivery Date, Landlord shall afford Tenant reasonable access to the Premises in order for Tenant to install telecommunication (which may include a satellite dish(es) upon the roof of the Building, where designated by Landlord, at Tenant's expense and responsibility for any damage which the installation or maintenance of the same may cause to the roof of the Building) and computer wiring and equipment and other furniture, fixtures, warehouse racking and equipment. In the event Landlord shall permit Tenant to occupy the Premises prior to the Delivery Date, such occupancy shall be subject to all the provisions of this Lease other than the payment of Rent and Additional Rent and shall not advance the Termination Date.

      2.4 Option to Extend. Tenant shall have two (2) options to extend the Term for a period of five (5) years each following the end of the existing Term, so long as no uncured Event of Default by Tenant exists during the period from the time of the exercise of this option until the end of the Term. Such options may be exercised by notice from Tenant to Landlord given not less than twelve (12) months prior to the expiration of the Term. Upon the giving of such notice, this Lease and the Term hereof shall automatically be extended for five (5) years without the necessity for the execution of any other instrument in confirmation thereof except for a document memorializing the Annual Rent established as set forth in Section 3.3 below for the extended Term and an amended notice of lease to be signed by the parties suitable for recording that Tenant may register or record at its cost and expense. Except for the rent payable during the option period, which shall be determined in the manner provided in Section 3.3 below, and the fact that there shall be no further option to extend, each extension shall be upon all the same terms, conditions and provisions as contained in this Lease. Whenever the context shall not be inconsistent therewith, references in this Lease to the Term hereof shall be deemed to include the option period for which the original Term shall then be so extended.

      2.5 Contiguous Space Expansion Option. Landlord agrees that it will not, during the Term of this Lease, lease any space in the Building which is contiguous to the Premises ("Contiguous Space") without first offering the same to Tenant upon the same terms and conditions as Landlord would be willing to lease to a third party. If Landlord intends to lease Contiguous Space, Landlord shall first provide written notice of such terms and conditions to Tenant ("Landlord Notice") and Tenant shall have a period of ten (10) days from receipt of Landlord's Notice within which to agree to lease such Contiguous Space upon the exact same terms and conditions as set forth in Landlord's Notice. If Tenant shall notify Landlord of its desire to lease the Contiguous Space within such ten (10) day period, then this Lease shall be modified to include the Contiguous Space upon the same terms and conditions as set forth in this Lease, except as the same may be modified with respect to the Contiguous Space by the terms set forth in Landlord's Notice. If Tenant shall fail to accept the offer contained in Landlord's Notice within such ten (10) day period, then Landlord shall be free to lease the Contiguous Space to a third party on terms and conditions no more favorable to any third party than those set forth in Landlord's Notice.

3. RENT.

      3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the Delivery Date. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the

Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based (except as otherwise set forth in this Lease) upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, except as may be required by Section 19.7, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

      3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within seven (7) days of the date when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to four percent (4%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 in the event said rent or other payment is unpaid after date due.

      3.3 If Tenant shall extend the Term pursuant to Section 2.4 above, Tenant shall pay Annual Rent during each extension of the Term equal to the greater of
(a) Market Rent, as defined below, or (b) the Annual Rent in effect upon the last day of the Term existing prior to the extension period in question.

      "Market Rent" shall be computed for the option period at the then effective current rentals being charged to new tenants in buildings of comparable type, build-out and quality to that of the Premises, in the same rental market area as that of the Premises, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location of premises, lease term, whether or not there will be a brokerage commission charged, and Real Estate Tax and Operating Expense charges to the tenant.

      Landlord and Tenant shall use best efforts to agree on the Market Rent no later than thirty (30) days after Landlord receives Tenant's notice of its intent to extend the Term. In the event Landlord and Tenant cannot so agree, Landlord shall provide Tenant with notice as to its designation of Market Rent ("Landlord's Designation") for the five year option period in question no later than thirty (30) days after receiving Tenant's notice of its intention to extend the Term and shall furnish comparable data in support of such designation. If Tenant disagrees with Landlord's Designation of the Market Rent, then Tenant shall have the right, by written notice given within thirty (30) days after Tenant's receipt of Landlord's Designation ("Tenant's Arbitration Notice"), to submit the determination of Market Rent to arbitration as follows. Market Rent shall be determined by appraisers, one to be chosen by Tenant, one to be chosen by Landlord, and a third to be selected, if necessary, as below provided. All appraisers selected under this paragraph shall be experienced, M.A.I. real estate appraisers with at least 10 years experience with properties in the Greater Boston Area and shall not have been employed by the party choosing such appraiser in the prior five (5) years. Within twenty-one (21) days after Tenant's Arbitration Notice, the parties shall each designate its own appraiser and notify the other of its chosen appraiser. Unless such two appraisers shall have reached a unanimous decision within thirty (30) days after their designation, then they shall so notify the then President of the Greater Boston Real Estate Board and request him or her to select an impartial third appraiser to act hereunder. Such third appraiser shall receive submittals of the determination of Market Rent from each of Landlord's and Tenant's appraisers with accompanying data to support their determination. Within fifteen (15) days after receipt of such information from Landlord's and Tenant's appraisers, the third appraiser shall determine Market Rent only by selecting one or the other of the two appraisals without modification. The decision of the third appraiser as to which appraisal the third appraiser believes to be closest to Market Rent shall be final and binding upon the parties. Landlord and Tenant shall each bear the expense of their own appraiser and shall bear the expense of the third appraiser (if any) equally.

4. ADDITIONAL RENT.

      4.1 This Lease is a so-called "triple net" lease. For the purpose of this
Article 4, the following terms are defined as follows:

            4.1.1 LEASE YEAR: Each calendar year falling partly or wholly within the Term.

            4.1.2 OPERATING EXPENSES: All direct costs of operation, maintenance, repair and management of the Building (excluding all equipment related to Tenant's HVAC and refrigeration and freezer areas which shall be at Tenant's sole expense), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal (but not the wiring of electricity to the Premises or to any other tenant space); the cost of security and alarm services (including any central station signaling system); window cleaning costs; maintenance labor costs; costs and expenses of managing the Building, including a management fee not to exceed three (3%) percent of the gross annual income of the Building; heating, ventilation and air conditioning maintenance costs; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting fees; any sales, use or service taxes incurred in connection therewith. Operating Expenses shall not include janitorial services, which are to be provided by Tenant to the Premises, depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, interest expenses on long-term borrowings, advertising costs or management salaries for executive personnel, all costs and expenses incurred in connection with leasing space in the Building, including, but not limited to, advertising and promotional expenses and real estate brokerage commissions; legal fees incurred in leasing or in disputes with tenants; cost of construction allowances provided to other tenants; interest or principal payments on any mortgage or deed of trust or any ground lease payments or any other financing costs or fees; any cost or expenditure for which Landlord is reimbursed; costs of any services furnished to other tenants but which Landlord does not make available to Tenant or is available to Tenant only for an additional direct charge; any expense resulting from the negligence of Landlord, its agents, contractors or employees; costs recoverable by Landlord under its insurance policies; costs resulting from defects in the design or construction of the Building; cost of construction of new tenant or common area space in the Building; attorneys fees, costs and disbursements incurred in connection with matters relating to the formation of Landlord as an entity and maintaining its continued existence as an entity; or costs resulting from Landlord's breach of this Lease or imposed upon Landlord by any governmental authority as a result of the violation of any law, statute or ordinance by Landlord or its agents or employees. In addition, Landlord shall be entitled to amortize and include as an additional rental adjustment: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce Operating Expenses;
(ii) fire sprinklers and suppression systems and other life safety systems required by changes in the law after the commencement of the Term; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by Bank of America, N.A. Landlord estimates that the initial Operating Expenses shall be approximately $1.50/square foot, based upon similar buildings which Landlord owns or manages.

            4.1.3 TAXES: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Land and Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said Land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all reasonable fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Landlord agrees to seek an abatement of Taxes if requested to do so by tenants occupying at least 51% of the Building (including the Premises), provided, if so requested, any cost of obtaining the same will be borne by the Tenants of the Building in their respective Proportionate Shares. If Landlord secures an abatement or refund of any Taxes, Tenant shall receive its proportionate share of the amount of such abatement or refund (i.e., the net amount remaining after paying all reasonable costs and expenses of securing the abatement or refund, including reasonable attorneys' fees) as a credit to be applied by Landlord against rent next becoming due (or, if no further rent is due from Tenant, by a cash payment by Landlord to Tenant). Landlord's obligation to pay such abatement or refund to Tenant shall survive the expiration or termination of this Lease. Taxes shall also include any substitute or additional tax on real estate or the profits therefrom, whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof;
(c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises. Taxes shall not include any corporate franchise, or estate, inheritance, succession, transfer, gift, profit or net income tax or capital levy, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

      4.2 Tenant shall pay as additional rent for each Lease Year Tenant's Proportionate Share of Operating Expenses and Taxes incurred for such Lease Year.

      4.3 The annual determination of Operating Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant (subject to Tenant's rights pursuant to Section 4.7 below). Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, and in no event more often than once in any one year period.

      4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time (but in no event more often than once in any one year period) estimate Tenant's liability for Operating Expenses and/or Taxes under
Section 4.2. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until written notification to Tenant of the actual Operating Expenses pursuant to Section 4.3 above.

      4.5 When the above mentioned actual determination of Tenant's liability for Operating Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

            4.5.1 If the total additional rent Tenant actually paid pursuant to
Section 4.4 on account of Operating Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Operating Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefore (irrespective as to whether such bill shall have been rendered after Tenant shall no longer occupy the Premises); and

            4.5.2 If the total additional rent Tenant actually paid pursuant to
Section 4.4 on account of Operating Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Operating Expenses and/or Taxes, then Landlord shall pay the difference to Tenant within thirty (30) days irrespective as to whether Tenant shall no longer occupy the Premises.

      4.6 If the Delivery Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Operating Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

      4.7 Notwithstanding any other provision of this Lease to the contrary, Tenant shall have the right to audit the Operating Expenses, Taxes and any and all other costs, charges or expenses (collectively, the "charges") for which Tenant is required to reimburse Landlord pursuant to this Lease, and Landlord agrees to cooperate with any such audit. Landlord shall maintain complete books and records in accordance with generally accepted accounting principles for the same period as required for income tax reporting purposes. Such audit(s) shall only take place within one (1) year after such charges are due in accordance with the terms hereof. If it shall be determined as a result of such audit(s) that Tenant has overpaid any of such charges, Landlord shall promptly refund to Tenant the amount of such overpayment. If the amount of Tenant's overpayment exceeds four percent (4%) of said charges, Landlord shall promptly pay the cost of said audit(s) upon Tenant's submission of an invoice for same.

5. TENANT'S RIGHT TO TERMINATE. The Tenant's obligation under this Lease is specifically contingent upon Landlord using reasonably diligent efforts, at its own expense, to secure all permits, licenses and other governmental and private approvals which are required for the modification of the Site Plan as shown on Exhibit C by February 10, 2005 (the "Approvals").

      If Landlord does not receive said Approvals by February 10, 2005, then Tenant, at its sole option, may elect to terminate this Lease by written notice to Landlord on or before February 20, 2005, accompanied by a lease termination payment in the amount equal to Landlord's costs relative to Tenant's specific construction requirements for the Premises, which costs include the Base Building Architectural Design, Base Building Sub-Redesign, Fit Up of Architectural Design, Steel Premium for Freezer/Cooler Space, Preconstruction Activities/Dacon Project Planning, Refrigeration Sub-Design and General Conditions and Supervision (45 days extra due to termination and re-work), but such payment shall in no event exceed $85,000.00. If Tenant gives such timely notice and payment, this Lease shall terminate and be of no further force or effect; otherwise, Tenant shall conclusively be deemed to have waived any termination right it may have under this Section 5.

6. LANDLORD'S WORK/ALTERATIONS.

      6.1 Landlord shall, at Landlord's sole cost and expense, cause to be performed the work required described on Exhibit B ("Landlord's Work"). Landlord shall use due diligence to promptly commence construction and shall use diligent efforts to complete Landlord's Work. All Landlord's Work shall be done in a good and workmanlike manner employing good materials and in compliance with all applicable laws, rules, regulations and codes, including, without limitation, all building and zoning laws. Landlord shall not make any material changes in Landlord's Work without the prior written approval of Tenant, but Landlord shall have the right to substitute materials of equal or higher quality if materials specified on Exhibit B are not available in time for a timely completion of Landlord's Work. Tenant shall have the right to install (at its own cost and expense) and operate a generator on the (10' x 15') generator pad shown on the Plan. Landlord shall be responsible for constructing the generator pad at its cost and expense. Landlord agrees to use its best efforts to obtain all governmental approvals necessary to modify the site plan to reduce the parking and create trailer parking areas as shown on Exhibit C, and if Landlord is able to obtain such approvals, the parking areas shall be built according to said Exhibit C.

      6.2 Construction Representatives. Each party authorizes the other to rely, in connection with plans and construction, upon approval and other actions on the party's behalf by any Construction Representative of the party named in the Reference Page or any person hereafter designated in substitution or addition by written notice to the party relying. Tenant's Construction Representative shall be afforded full and complete access to the Premises and Landlord's Work during the construction of such work, and Landlord shall allow Tenant's Construction Representative to attend meetings relating thereto.

      6.3 Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord may condition any consent on Tenant's agreement to remove such alterations, improvements or additions at the end of the Term and to restore the Premises to their previous condition. Notwithstanding the foregoing, non-structural alterations costing less than $50,000.00 may be made by Tenant without Landlord's approval provided Tenant provides Landlord with as-built plans for such alteration(s) and will remove the same from the Premises upon Landlord's request upon the termination of this Lease.

      6.4 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made at Tenant's sole cost and expense. If Tenant shall employ any Contractor other than Landlord's Contractor and such other Contractor or any Subcontractor of such other Contractor shall employ any non-union labor or supplier, Tenant shall be responsible for any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.

      6.5 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable. If there shall be any dispute as to whether any increase shall be attributable to Tenant's improvements, the burden shall be on Landlord to establish the same and the matter shall be submitted to a third party expert in municipal tax assessment for final and binding arbitration. At Landlord's election said sums shall be paid in the same way as sums due under
Article 4.

      6.6 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable racks and partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord and provided Landlord informs Tenant of such election at the time Tenant requests approval of any alterations, Tenant shall, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed prior to such alterations being made, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty and repairs that are the responsibility of the landlord, excepted.

7. REPAIR.

      7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as may be specified in Exhibit B attached to this Lease, and except that Landlord shall promptly repair, replace and maintain the common areas and the exterior and structural portions of the Building, including without limitation, the roof, walls, foundation, exterior paint, exterior glass, floors (other than carpeting), the parking areas and Building Systems including without limitation, plumbing, electrical (excluding equipment in Tenant's freezer and refrigeration areas and HVAC throughout the Premises which shall be Tenant's sole responsibility), utility and sewer lines and sprinkler systems, except for damage caused or repairs required as a result of the acts or omissions of Tenant or Tenant's agents, employees, contractors or invitees. Landlord's costs of repair and maintenance of any of the foregoing (but not replacement costs) shall be included in Tenant's Proportionate Share of Operating Expenses. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them except for such items for which Tenant shall have given written notice to Landlord within sixty (60) days after the Delivery Date, except that with respect to the Building's HVAC system, seasonal items, items under warranty and latent defects, Tenant shall have up to six (6) months to notify Landlord of the same. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

      7.2 Tenant shall at its own cost and expense, subject to Landlord's obligations pursuant to Section 7.1 above, keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, interior glass, doors, any special office entries, interior walls and finish work, floor coverings, electrical systems and fixtures, refrigeration units, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant, as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant, upon termination of this Lease in any way, will yield up the Premises to Landlord in good condition and repair, reasonable wear and tear, loss by fire or other casualty and repairs that are the responsibility of Landlord excepted. Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder. Landlord shall similarly be responsible to Tenant for damage to the Premises covered by Landlord or its contractors.

      7.3 Except as provided in Article 22, there shall be no abatement of rent and no right of Tenant to terminate this Lease by reason of any injury to or interference with Tenant's business arising due to the fault of Landlord, from the making or failure to make any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

      7.4 Notwithstanding anything to the contrary contained in this Lease, Landlord shall cause Landlord's Work, and all other work performed by Landlord pursuant to this Lease to be performed in a good, workmanlike and lien free manner in compliance with all applicable laws, rules and regulations, and Landlord warrants that all such work and all systems and equipment installed by Landlord in the Building or the Premises shall be in good working condition as of the Rent Commencement Date.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall reasonably accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant within thirty
(30) days of demand.

9. ASSIGNMENT AND SUBLETTING.

      9.1 Except as expressly set forth herein, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy, without the prior written consent of Landlord, which consent Landlord agrees not to unreasonably withhold or delay. Said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed Delivery Date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of any financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

      9.2 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration attributed to this Lease which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the Rent, Taxes and Operating Expense otherwise payable by Tenant under this Lease at such time after deducting all of Tenant's reasonable costs directly related to such sublease or assignment. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

      9.3 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

      9.4 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed Delivery Date thereof, there shall exist any uncured Event of Default of Tenant.

      9.5 Tenant will pay to Landlord a sum equal to all of Landlord's reasonable third party costs, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

      9.6 Notwithstanding the foregoing provisions of this Section 9, Tenant may, without Landlord's consent, assign this Lease or sublet any portion or all of the Premises to any corporation, partnership, trust, association or other business organization directly or indirectly controlling or controlled by Tenant or to any successor by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, provided that the surviving entity shall have a financial statement (balance sheet and income statement) at least as strong as that of the Tenant at the time of execution of this Lease and shall assume all of Tenant's obligations under this

Lease. As long as Tenant is a public company, the public trading of its stock shall not constitute an assignment of this Lease.

10. INDEMNIFICATION. None of the Landlord Entities (defined in Section 28 below) shall be liable and Tenant hereby waives all claims against them for any damage to any personal property or any injury to any person in or about the Premises or the Land by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors for which Landlord agrees to indemnify and hold harmless Tenant. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Land to the extent that such injury or damage shall be caused by or arise from any negligence by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises;
(c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy to the extent required in this Lease; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

      Landlord will, in all events, indemnify and save Tenant harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the common areas or the occupancy or use of same, or any part thereof, by Landlord and its respective agents, employees or contractors, without limitation, with the exception of those matters which stem directly from Tenant's negligence, omissions or intentional acts. In the event Tenant shall, with no fault on its part, be made a party to any litigation commenced by or against Landlord arising from any such action for which Landlord shall be responsible to indemnify Tenant, then Landlord shall protect and hold Tenant harmless and pay all costs, expenses and reasonable attorney's fees in connection with such litigation with attorneys selected by Landlord, subject to Tenant's reasonable approval.

11. INSURANCE.

      11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; and (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured.

      11.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord and building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A: VII" during the Term; (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and (e) may be provided as a part of any blanket insurance policy or policies maintained by Tenant; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Delivery Date and at least thirty (30) days prior to each renewal of said insurance.

      11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

      11.4 Landlord represents that it currently maintain and shall maintain throughout the Term (a) all risk of physical loss coverage for the full replacement cost of the Building and (b) general liability insurance coverage for the Building consistent with that being maintained from time to time by reasonably prudent owners of properties similar to the Building in the Boston metropolitan area.

12. WAIVER OF SUBROGATION. Notwithstanding anything contained in this Lease to the contrary, so long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, sewer, gas, heat, light, power, telephone, and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. The Tenant's utilities to the Premises shall be separately metered. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Landlord covenants and agrees to exercise all reasonable efforts not to interfere with the conduct of Tenant's business in the Premises and to exercise commercial diligence in repairing, replacing or restoring any interruption in service or utilities.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be the greater of (a) 130% for the first month and 150% thereafter of the amount of the Annual Rent for the last period prior to the date of such termination plus 100% of all Additional Rent under Article 4; or (b) the then market rental value of the Premises as reasonably determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention, and a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Land, the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten
(10) days after request by Landlord, such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, including but not limited to the Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit D, which Tenant acknowledges to be reasonable, or in such other form as Landlord's lender may require. Landlord agrees to provide Tenant with a non-disturbance agreement in a form reasonable acceptable to Tenant from its lender(s) and it shall be a condition of Tenant's obligation to subordinate this Lease to any mortgage (and of the self effectuating subordination provisions described above) that the mortgagee shall provide Tenant with a reasonable Non-Disturbance Agreement. Landlord represents that the Danvers Savings Bank is the only lender currently holding a mortgage on the Land, and that there are no ground leases in effect on the Land, and Landlord will provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement from such bank.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit E to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. Landlord covenants to reasonably enforce such rules fairly and non-discriminatorily against all tenants in the Building.

17. REENTRY BY LANDLORD.

      17.1 Landlord reserves and shall at all times, after reasonable advance notice to Tenant except in the case of emergency, have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or, tenants, and to alter, improve or repair any portion of the Building, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

      17.2 Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building provided the same does not unreasonably interfere with Tenant's use of the Premises or inconvenience Tenant, and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Landlord agrees that it shall not eliminate any parking shown on the Plan, except as proposed by the modification of the site plan to accommodate Tenant's truck parking shown on Exhibit C, and shall not make any material modifications to Tenant's vehicular ingress or egress to or from the Property.

      17.3 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

18. DEFAULT.

      18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be "Events of Default" under this Lease:

            18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of ten (10) days after written notice that such payment was not made when due, but if within any twelve month period commencing with the date of the first notice Landlord shall give two (2) such notices, then thereafter, the failure to pay within seven days after due any additional sum of money becoming due to be paid to Landlord under this Lease shall be an Event of Default without notice.

            18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant; provided, however, that if such cure cannot be reasonably performed within such 30-day period, Tenant shall have a reasonable period of time to complete such cure so long as Tenant commences the cure within such 30-day period and thereafter diligently pursues such cure to completion.

            18.1.3 Tenant shall become insolvent, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

            18.1.4 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

      19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

            19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

            19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

            19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the

Premises for such residue; (b) the amount of rent loss and expense incurred necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant. Landlord agrees to use commercially reasonable efforts to relet the Premises after any default by Tenant.

            19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

                  19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in
Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

                  19.1.4.2 Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

                  19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

      19.2 Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction, or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom.

      19.3 If, on account of any breach or default by Tenant or Landlord under the terms and conditions of this Lease, it shall become necessary or appropriate for either party to employ with an attorney to enforce or defend any of it's rights or remedies arising under this Lease, the losing party agrees to pay all of the prevailing party's reasonable attorney's fees so incurred. Tenant expressly waives any right to trial by jury.

      19.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

      19.5 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

      19.6 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises and notice to Tenant shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

      19.7 In the event that Landlord shall at any time be in default in the observance or performance of any of the covenants and agreements required to be performed and observed by Landlord hereunder and any such default shall continue for a period of thirty (30) calendar days after written notice to Landlord (or if such default is incapable of being cured in a reasonable manner within thirty
(30) calendar days then if Landlord has not commenced to cure the same within said thirty (30) calendar day period and thereafter diligently prosecutes the same to completion) and Landlord shall not thereafter cure such default, Tenant shall be entitled at its election, to bring suit for the collection of any amounts for which Landlord may be in default, or for' the performance of any other covenant or agreement devolving upon Landlord, in addition to all remedies otherwise provided in this Lease and otherwise available in law or equity under the laws of the United States or the State or Commonwealth in which the Premises are located, and after any judgment may be obtained by Tenant, Tenant may offset the amount of any such judgment against rent due under this Lease.

      In addition to all of Tenant's other remedies hereunder, if Landlord defaults in the performance of any obligation imposed on it by this Lease and does not cure such default within twenty (20) days after written notice from Tenant specifying the default (or does not within said period commence and diligently proceed to cure such default), Tenant, without waiver of or prejudice to any other right or remedy it may have, shall have the right, at any time thereafter, to cure such default for the account of the Landlord, and Landlord shall reimburse Tenant upon invoice for any amount paid and any expense or contractual liability so incurred. If Landlord fails to reimburse Tenant, then Tenant shall have the right to offset the amount due thereunder, together with interest at the Default Rate (as defined in Section 14.3 herein below) from the date of disbursement, against all rent and other charges due from Tenant to Landlord under this Lease until Tenant has been completely reimbursed for its expenses; provided, however, Tenant shall have no right to offset any amounts due from Landlord until ten (10) days after Tenant shall have obtained a final judgment from a court of competent jurisdiction indicating the amount due from Landlord to Tenant hereunder. In the event of emergencies, or where necessary to prevent injury to persons or damage to property or to mitigate damages, Tenant may cure a default by Landlord before the expiration of the waiting period, but after giving such written or oral notice to Landlord as is practical under all of the circumstances.

20. TENANT'S BANKRUPTCY OR INSOLVENCY.

      20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

            20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                  20.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely `exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

                  20.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in
Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

                  20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                  20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. DAMAGE BY FIRE, ETC.

      22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within 180 days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made. For purposes of this Lease, the Building or

Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

      22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within 180 days, Landlord and Tenant shall each have the option of giving the other, at any time within forty-five (45) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

      22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      22.4 In the event that Landlord should fail to complete such repairs and material restoration within forty-five (45) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term.

      22.5 Notwithstanding anything to the contrary contained in this Article:
If material damage to the Premises shall occur during the last twelve months of the Term and the Term of this Lease shall not have previously been extended by Tenant as provided in Section 2.4 above, either party may terminate this Lease by written notice to the other within thirty (30) days after the date of such damage, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

      22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove as soon as reasonably practicable, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses. Tenant shall make no claim for the value of any unexpired Term unless Tenant is able to obtain a separate award in addition to Landlord's award described above.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease with respect to such future liability. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided such purchaser or assignee recognizes Tenant's rights under this Lease. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following receipt of any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) Tenant has no knowledge of any current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Landlord agrees to provide a similar statement to Tenant within ten (10) days following receipt of any written request by Tenant.

26. SURRENDER OF PREMISES.

      26.1 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty and any repair, responsibilities of

Landlord hereunder. Tenant may, and at Landlord's request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, racking systems, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage or holes caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6.

      26.2 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant's failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

28. DEFINED TERMS AND HEADINGS/FORCE MAJEURE. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. In any case where either party hereto is required to do any act, delays caused by or resulting from war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control ("force majeure") other than payment shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time," and such time shall be deemed to be extended by the period of such delay providing the party claiming force majeure shall notify the other party within a reasonable time after such delay shall have occurred.

29. TENANT'S AUTHORITY. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Landlord represents to Tenant that Landlord is authorized to execute and deliver this Lease and Landlord agrees to provide Tenant with evidence of its authority.

30. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page. Landlord shall be responsible to pay any commission due the Brokers described on the Reference Page in accordance with a separate agreement with each of the Brokers.

31. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

32. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

33. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

34. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord.

35. RECORDATION. Tenant shall not record or register this Lease, but Landlord agrees to enter into a notice of lease suitable for recording which Tenant may register or record and shall pay all charges incident to such recording or registration.

36. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building, including any rents, insurance proceeds, sale or transfer proceeds, condemnation awards or other similar interests. The obligations of Landlord under this

Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

37. ACCESS. Access to the Premises shall be available to Tenant 24 hours per day, 7 days per week, 365 days per year (subject to force majeure).

38. LANDLORD'S COMPLIANCE WITH LAWS. If Landlord receives a notice of violation (other than as a result of the acts or omissions of Tenant or its agents, employees, or contractors) of any federal, state and local laws, ordinances, rules and regulations and other governmental requirements with respect to the Building and Land, other than the interior of the Premises (including but not limited to the failure of the Building to comply with the Americans with Disabilities Act and the Massachusetts Architectural Access Board regulations and/or the Land or the Building to contain hazardous materials), then the work required to bring the applicable item into compliance will be performed by Landlord, at its expense (and shall not be passed-through as additional rent). Landlord represents that as of the Reference Date the Land and Building do not contain asbestos or asbestos containing materials. Landlord agrees to indemnify and hold harmless Tenant from and against any claims, liabilities, costs, fines, damages and expenses (including reasonable attorneys' fees and costs at all tribunal levels) arising from Landlord's failure to comply with the foregoing requirements and representations.

39. SIGNAGE. Tenant shall have the right, at its cost, to place a sign on the Building at or adjacent to Tenant's main entrance and a monument sign next to the entrance to the Premises, subject to compliance with applicable law and the reasonable approval of Landlord and consistent with the size and layout of signs of other tenants of the Building and Landlord's building standard. Landlord will provide a monument sign at the entrance to Bellingham Business Center, and Tenant will have the right, at its cost, to place its name on that monument in accordance with uniform building standards provided by Landlord and consistent with the size of other tenant names upon the monument.

             [THE REMAINDER OF THIS SPACE INTENTIONALLY LEFT BLANK]

      WITNESS the execution hereof under seal effective as of the 17th day of December, 2004.

LANDLORD:                             TENANT:

BELLINGHAM MECHANIC, LLC              99 COMMISSARY LLC

By: /s/                               By: /s/ Gregory L. Burns
    ---------------------                 --------------------

Title: Its Manager                    Title: Chief Manager/President

Dated: December 17, 2004              Dated: December 16, 2004

                                    EXHIBIT A

                               [99 COMMISSARY LLC]
                                    PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of the Land, parking, or public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

[The attachments to this exhibit are available to the Commission upon request.]

                                    EXHIBIT B

                               [99 COMMISSARY LLC]

                             LANDLORD'S IMPROVEMENTS

99 RESTAURANTS                      EXHIBIT B                     PROJECT DESIGN
                                                                        CRITERIA

SITE DEVELOPMENT

ITEM                      DESIGN CRITERIA
----                      ---------------
Zoning                    Industrial Zone
Site                      Space for staging 20 trucks and a concrete trash
                          compactor pad with embedded steel rails.
Car Parking               50 parking spaces including H.C. requirements

FACILITY BACKGROUND

ITEM                      DESIGN CRITERIA
----                      ---------------
Building Area             78,000 SF Total with flexibility to expand
Building Elevation        Dock height 48" AFF non refrigerated and 52" AFF
                          refrigerated dock
                          Main structure approximately 32'-0"
                          clear from finished floor to bottom of steel
Classification            Storage, S1 (warehouse/distribution center)
Truck Shipping/Receiving  14 Docks total, 7 non-refrigerated, 6 refrigerated, 1 trash dock w/o leveler
Occupancy                 50 Employees
Construction              Structural Steel Frame with insulated Metal Panel
                          Walls

SITE SERVICES & UTILITIES

SERVICE                   CAPACITY
-------                   --------
Electrical Service        As needed to support Building, Mechanical and Tenant's Equipment
Emergency Generator       Pad and Hook-up Only for a Generator to Service Refrigeration Equipment
Natural Gas               As Needed for Building Heating
City Water                100 gpm at 50 psig min.
Fire Water                As needed to meet Code Requirements
Telephone Service         10 line service (min.), high speed transmission (computer
                          services) & digital services
Storm Water               Piped System with Stormwater Detention; Designed for 50-year storm
Sanitary Waste Disposal   Sized for 50 Occupancy

BUILDING AREAS

AREA                           AREA (SF)   REMARKS
----                           ---------   -------
Freezer @ -10 degrees F         20,000     Accessible from Cooler

Cooler @ 35 degrees F           10,000     With 6 refrigerated dock positions (approx 6 bays in length and 48' in depth)

Produce Cooler @ 50 degrees F    5,000     Accessible from Refrigerated Dock

Refrigerated Dock                5,000     Refrigerated to 35 degrees F

Warehouse                       31,700     With 8 dock positions, (battery charging and equipment service area 800 SF)

Office Area - Main     4,800     8-10 private offices, conference room, kitchen and separate break room for drivers with remaining space open plan.

Dock Office Area       1,500     2 Level office @ approx 750 sf per level

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION ONE-INTENT

These Project Outline Specifications are intended to be used as general specifications for defining the construction methods and products that should be included in the detailed project. The outline is a brief description of each division of the project. It may not be necessary to utilize each specification although they are included for reference if needed.

The facility and construction must comply with all applicable codes, laws, statutes, ordinances regulations and generally accepted good design and construction methods.

Adjustments may need to be made to these Project Outline Specifications in order to cause the work to be in compliance with alterative interpretations of such requirements.

The entire usable space should be approximately 78,000 SF subject to planning and accommodate storage for dry, frozen and refrigerated products. Flexibility to expand the space is imperative to the design and should be considered as part of the intent. The facility shall be able to support tenant supplied racked pallet storage in all areas for the entire building height.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

GENERAL COLD STORAGE REQUIREMENTS (FREEZER, COOLER, PRODUCE COOLER AND DOCKS)

The freezer cooler and produce cooler space shall be either an independent structure or thermally separated to preserve the thermal integrity of the space. In either situation, the developer shall ensure that proper building practices are employed to achieve a refrigerated space using good construction techniques for cold storage buildings such as to thermally isolate each space against condensation with areas of different temperature ranges. This is extremely important and sensitive at the exterior refrigerator dock, the developer shall ensure that all necessary precautions are taken to thermally isolate this area.

A heated 4" sub-slab (mud slab) shall be installed with either sloped open venting below or in slab electrical heat traced wire at building column foundation height for the freezer, cooler and produce cooler areas. Floor insulation above the mud slab for the Freezer, Cooler and Produce Cooler will be six inches (6") thick extruded polystyrene installed in two three inch (3") layers with tight, staggered joints. Insulation will be installed over a 10-mil thick polyethylene vapor barrier. Vapor barrier seams will be lapped and sealed. A 6-mil thick polyethylene slip-sheet will be installed between the insulation and the finish top wear slab. The finish slab will a minimum of six inches (6") thick concrete slab based upon a mix achieving 4000 PSI at 28 days. Slabs will have finish tolerances of FF35 and FL25. All slabs shall be reinforced slab on grade with a smooth, steel-troweled finish and wet cured for a minimum of seven
(7) days. All concrete floor slabs will be treated with a chemical hardener/sealer. All slab control and construction joints shall be filled with a two part low temperature joint sealer designed for high traffic use, installed after freezer is at operating temperature and has had time to shrink/settle. Install a stainless steel armored joint at all door openings and construction joints in traffic aisles in the freezer.

Walls shall be insulated urethane metal panel walls specifically designed for freezer and cooler and have stucco embossed 26-gauge roll formed finish as manufactured by Alumashield, AW 300 series or equal. Vertical panel joints will be tongue and groove type with the warmer side joint to be caulked to retard vapor. All accessories associated with cold storage systems shall be provided with positive thermal/vapor barrier integrity including vapor flashing, foam in place installation, sealant, and trim. Panel thickness and R-values will be as follows:

      -     Cooler - 5" urethane R-39 minimum

      -     Produce Cooler - 5" urethane R-39 minimum

      -     Freezer - 5" urethane R-39 minimum

Insulated urethane metal panel ceilings, if required by designed will match the same specifications as the walls. The ceilings panels will be installed to match walls. The ceilings will be suspended from the roof steel via track and rod system. All exposed joints will be sealed with a USDA approved caulk.

No interior roof drains or storm water leaders inside freezer, cooler or any refrigerated spaces.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

Refrigeration systems for the freezer, cooler and dock shall be roof mounted, split systems utilizing Freon refrigerant with a PC based control system and designed by a licensed refrigeration engineer to maintain operation temperatures as follows:

-    Cooler              350 F          +/- 2 degrees  with 800 pallets turned every 1.5 weeks
-    Produce Cooler       50 degrees F  +/- 2 degrees  with 400 pallets turned every 1.5 weeks
-    Freezer             -10 degrees F  +/- 2 degrees  with 1600 pallets turned every 1.5 weeks
-    Refrigerated Dock    35 degrees F  +/- 2 degrees  with re-heat coils to control temperature and humidity

The control equipment should also have a data logging feature, able to control the office HVAC units.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION TWO - SITE WORK

02210 - EARTHWORK AND GRADING

Structural fill placed within the building areas shall consist of granular material and be free from organic matter or other deleterious materials and shall conform to the engineered fill specification in the geo-technical report.

The sub-base placed below pavements for driveways and parking shall consist of granular material and be free from organic matter or other deleterious materials and shall conform to the engineered fill specification in the geo-technical report.

All structural and pavement sub-base fill will be placed in eight inch (8") loose lifts and compacted to at least 95% of the Modified Proctor maximum dry density (ASTM Dl557), with moisture contents within 2 percentage points of optimum moisture content.

02410 - SUBDRAINAGE SYSTEM

It is assumed that, if required a sub-drainage system under proposed building and parking/paved area will be provided. The sub-base and base layers under the pavements will be sloped to ensure surface drainage without standing water.

02513 - BITUMINOUS CONCRETE PAVING

The minimum bituminous paving sections are as follows and should conform to requirements of geo-technical report:

      -     Light Duty (automobile traffic and parking)

      - 3" base course and 1 1/2" wearing course asphalt placed upon 9" aggregate base

      -     Heavy Duty (Truck traffic)

      - 4" base course and 2" wearing course asphalt placed upon 9" aggregate base

Parking lot striping will be included as part of project. The number of spaces required are for 50 cars and 20 tractor-trailers.

All loading dock positions will be striped.

02515 - PORTLAND CONCRETE PAVEMENT AND SIDEWALKS

All truck parking will be concrete pavement. Concrete pavement will be a minimum eight inches (8") thick placed on a minimum nine inch (9") thick aggregate base with a compressive strength of 4,000 PSI and a broom finish. Concrete joints for construction of contraction joints will be on a fifteen foot by fifteen foot (15' x 15') maximum grid and centered between dock doors. All joints shall be doweled.

Sidewalks and all other site concrete will have a compressive strength of 3,000 PSI. Sidewalks shall be four inch (4") thick and five feet (5') wide with a four inch (4") aggregate base.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

02700 - SITE UTILITIES

-     SANITARY SEWER
      Minimum 6" gravity with a capacity for 50 person occupancy

-     WATER
      Water demands shall be fed from the municipal water supply at an instantaneous flow of 100 gpm. All connection, tap, and impact fees shall be included in project.

-     NATURAL GAS AND PROPANE
      Natural gas will be provided, if available on site. Review demand loads to ensure adequate supply is available.

-     ELECTRICAL SERVICE
      Provide a single metered electrical service per section 16 specifications sized adequately to support the Building, Mechanical and Tenant requirements.

02841 - EXTERIOR SIGNAGE

All exterior signage will be by tenant and conform to all local codes and building regulations.

02900 - LANDSCAPE

A landscaping allowance shall be included for erosion control and permanent grassing (hydro seeding), plantings (per approved landscape plan with local available landscape stock), irrigation system to include front entry area, parking islands and approach vistas, and the spreading on-site stockpiled topsoil over all the disturbed, unimproved areas. Also included is a 3' wide gravel pest strip at the perimeter of the building of all food storage spaces. This value shall include landscape design.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION THREE - CONCRETE WORK

03100 - CONCRETE FOUNDATIONS

Concrete for the foundation systems will be based upon a concrete mix achieving 3000 PSI at 28 days. The foundations for new building addition will be spread footings or as recommended by geo-technical investigation. They will consist of a reinforced concrete spread footings with a perimeter insulated concrete foundation wall as required by local building codes.

03310 - CONCRETE SLABS

Concrete for the slab systems will be based upon a concrete mix achieving 4000 PSI at 28 days. Slabs in the storage freezer and all coolers will have finish tolerances of FF35 and FL25. All slabs shall be reinforced slab on grade with poly vapor barrier. An extruded polystyrene insulation (60 PSF) high density board and additional thick vapor barrier will be installed within the floor slab in all new freezer and refrigerated spaces. A reinforced concrete topping will be installed over the insulation board.

All interior floor slabs will have a smooth, steel-troweled finish and wet cured for a minimum of seven (7) days. All concrete floor slabs will be treated with a chemical hardener/sealer.

A part-time representative from an independent concrete testing laboratory will be present to observe placement and finishing operations, perform all slump testing, and prepare and cure cylinders for the compressive test of all concrete. Cost for testing shall be included as part of project scope.

All Concrete curbs adjacent to walls will be six inches thick (6") and sixteen inches (18") tall with sloped top. Horizontal and vertical steel reinforcing will be installed inside the curb.

The slab thickness throughout the facility will vary depending upon use. The minimum thickness will be 4 inches for office areas. The variation due to loading requirements for each area will be assessed to determine appropriate slab thickness. Note that a minimum thickness of 6 inches will be maintained in the warehouse and storage areas.

The grade-supported floor slabs will be constructed over a minimum 4-inch thick granular mat and/or per the geotechnical report recommendations, with a minimum 10-mil thick polyethylene vapor retarder beneath the granular mat. Appropriate slab finishing and curing methods will be employed to reduce the risk of slab curling.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION FOUR - MASONRY

04220 - CONCRETE MASONRY UNIT

Interior Concrete Masonry Unit, (CMU) walls will be hollow type of appropriate depth for height application and reinforced with galvanized, truss type for horizontal joint and concrete fill reinforced steel for vertical type as required. Lintels will be either back to back angles or pre-cast, installed where required to support door openings and equipment openings through walls.

Concrete masonry unit walls will be fire rated where required by applicable building codes.

All interior block walls/partitions in food preparation areas shall be non-porous type and shall have latex block filler and epoxy paint coating.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION FIVE - METALS

05120 - STRUCTURAL STEEL AND JOISTS

All structural steel will conform to the latest design standards and specifications of the American Institute of Steel Construction (AISC) and SJI. All structural steel and bar joists will be shop-primed gray.

The clear height to the underside of the roof structure shall be a minimum of 32 feet clear.

The roof framing system will be designed to support the necessary live and dead loads required by the governing building codes, plus an additional dead load for roof supported utility equipment and piping.

05310 - METAL ROOF DECKING

Steel decking for the roof will be standard one and one half inches (11/2") deep, 22-gauge, wide rib type, with a galvanized finish unless otherwise noted.

05500 - MISCELLANEOUS METAL

All dock leveler frames, lintels, sill angles, overhead door flames, stair railings, trench drain frames, ladders, roof and wall frames for mechanical equipment shall be included.

Ladders and railings will be installed in accordance with OSHA requirements.

Forklift traffic doors at the cooler and freezer will receive goal post type 3-sided pipe bollard protection on each side of the opening.

Four foot (4') high pipe bollards will be provided and will be located at fork truck traffic doors and dock doors. The bollards shall be painted mild steel.

All miscellaneous steel ladders and stairs on the exterior of the building will be galvanized.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION SIX - WOOD AND LAMINATES

06100 - ROUGH CARPENTRY

Rough carpentry shall include all wood blocking such as roof curbs for mechanical units, roof parapets around the perimeter of the facility and concrete curb forms. Rough carpentry anticipated for the office area and employee amenities includes all wall framing, ceiling framing, concealed blocking in walls and ceilings, wood nailers, cants and furring required along with any plywood sheathing needed to mount panels. Also included under rough carpentry is the installation of all hardware, including bolts, screws, spikes, nails, clips and connection assemblies.

06200 - FINISH CARPENTRY

Finish carpentry shall include all wood trim as required in office related areas, closet shelving, coat rods and associated hardware. Installation of all wood and steel doors and frames including door hardware.

06400 - ARCHITECTURAL WOODWORKING

Section includes all casework, window sills and countertops.

Areas to receive laminated casework are as follows:

      -     Kitchen

      -     Drivers Break room

Counters and cabinets will be constructed of particleboard with plastic laminate finish on exposed surfaces.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION SEVEN - THERMAL AND MOISTURE PROTECTION

07210 - BUILDING INSULATION

Floor insulation will be extruded polystyrene 40 psf (min.) manufactured by Dow or UC Industries, Inc. Insulation in the freezer will be six inches (6") thick installed in two three inch (3") layers with tight, staggered joints. Insulation will be installed over a 10-mil thick polyethylene vapor barrier. Vapor barrier seams will be lapped and sealed. A 6-mil thick polyethylene slip-sheet will be installed between the insulation and the slab.

Insulated urethane metal panel walls for freezer and all cooler will have stucco embossed 26-gauge roll formed finish as manufactured by Alumashield, or approved equal. Panels to meet the appropriate local building code. The panel color and trim will be selected from the manufacturer's standard colors. Vertical panel joints will be tongue and groove type. The warmer side joint will be caulked to retard vapor.

All accessories to provide a system with positive thermal/vapor barrier integrity including vapor flashing, foam in place installation, sealant, and trim are provided. Panel thickness and R-values will be as follows:

            -     Cooler - 5" urethane R-39 minimum

            -     Produce Cooler - 5" urethane R-39 minimum

            -     Freezer - 5" urethane R-39 minimum

Insulated urethane metal panel ceilings will match the same specifications as the walls. The ceilings panels will be installed to match walls. The ceilings will be suspended from the roof steel via track and rod system. All exposed joints will be sealed with a USDA approved caulk.

07531 - SINGLE PLY ROOF MEMBRANE SYSTEM

The roof system shall comply with local building codes. Install a single ply 60 mil thick, fully adhered or mechanically fastened, thermoplastic or single ply EPDM as manufactured by Firestone, Carlisle, Sarnafil, I P. Stevens, or equal.

The roof insulation will be polyisocyanurate with a glass fiber reinforced felt face. Tapered insulation will be used to create "crickets" for draining. The insulation will be installed as per the manufacturers' recommendations. Insulation thickness and R values will be as follows:

            -     Dry Warehouse - R-32, minimum

            -     Cooler/refrigerated dock - R-50 minimum

            -     Office Area - R-22, minimum

            -     Freezer Area - R-50, minimum

The manufacturer's warranty will be 10 years.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

Walkway pads are provided at all traffic concentration points such as roof ladders and surrounding rooftop equipment.

07600 - FLASHING AND SHEET METAL

The roof will pitch at a rate of one fourth (1/4") per foot to provide for drainage to either interior roof drains, wall scupper and downspout or roof gutters with downspouts. External emergency overflow roof drainage will be provided as required depending on drainage system.

All wall and roof flashing shall be included, details will be dependant on condition and location. All top of wall metal cap/coping to be installed and coordinated with adjacent finishes and colors.

07920 - SEALANTS AND CAULKING

Caulking and/or sealing of exterior and interior door and window frames, concrete panel joints, insulated metal walls and ceilings, masonry control joints, concrete floor slabs, curbs and all surface material changes as required to provide a watertight and seamless installation systems is included. Caulking of joints in fire rated partitions and walls will be a U.L. listed fire rated joint treatment system. All joint sealers shall be coordinated with intended use and conditions to be subjected to for appropriateness of materials specified.

All interior caulking in food preparation areas shall be USDA approved.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION EIGHT - DOORS WINDOWS AND GLASS

08110 - STEEL DOORS AND FRAMES

Personnel doors, except in refrigerated spaces, will be 18-gauge hollow metal set in 16-gauge pressed metal frames, exterior doors will have an insulated core. Door hardware will include locksets, hinges, closures, exit devices, etc. as required. Locksets will be heavy-duty commercial mortise type, lever design, with a satin chrome finish. All lock cylinders will be master keyed.

All exterior doors will be fully weather stripped and sealed to prevent infestation.

08210 - WOOD DOORS

Solid core wood doors are specified for use in the office area only. Doors shall be stain grade oak veneer flush leafs in 16 gauge metal frames. Door hardware will include locksets, hinges, closures, exit devices, etc. as required. Lock-sets will be heavy-duty commercial type, lever design, with a satin chrome finish. All lock cylinders will be master keyed.

08333 - OVERHEAD COILING DOORS

Overhead coiling doors include both insulated steel roll up doors and steel fire rated roll up doors. Curtain slats to be interlocking, roll formed, 24 gauge galvanized steel. Insulation to be foam-in place polyurethane. Fire rated door slats to be 22 gauge galvanized steel. Hood to be 24 gauge galvanized steel. Finish will be galvanized. Operation to be both electric and manual. Fire rated door automatic closure to be thermally controlled by fusible links.

08360 - SECTIONAL OVERHEAD DOORS

Sectional insulated 8 x 10 overhead doors at the dock doors will have hot dipped galvanized steel minimum .016" thick pre-finished white skins and a foam-in-place polyurethane core with a minimum R-value of 17. Nominal panel thickness is 1-5/8". Doors to have thermal vision glazing, hardware to be galvanized steel. Operation to be as required. Locking to be interior slide lock with padlocking capability.

The dock doors shall include full weather and thermal isolation to prevent condensation as well as insect infestation.

08370 - INSULATED DOORS -- FREEZE / COOLER

BASE SPECIFICATION - The insulated single leaf or bi-parting electric, horizontal, sliding cooler and freezer doors will be manufactured by Jamison, Enviro or equal. Door panel to be 24-gauge pre-finished front and back. Door panels to be urethane foam insulated, four inches (4") thick R30 at cooler and 6" thick R45 at freezers. Door hardware to be galvanized. Freezer doors to have perimeter heat cables within the gasketing to prevent frost. An adjustable thermostat is provided. Electrically operated power doors will open at a speed 24" per second. Doors will have an instant reversing safety edge on the leading edge of each door panel and a safety release feature. Power activation to be provided by push button.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

ALTERNATE FREEZER / COOLER DOOR SPECIFICATION -- As an alternate to the base building door specification for cooler and freezer doors, provide a high speed impactable freezer / cooler door such as Iso-Tek by Rite-Hite or Arctec by Rytec. Door shall open at a rate of 84"/second and close at a rate of 20" / second. Door panels shall be flexible, R-10 3" thick minimum. Door operation shall be via motion detectors with wall mounted push button back-up.

The insulated personnel doors at the cooler and freezer will be manufactured by Jamison, Enviro or equal, door panel to be 20 gauge galvanized / painted steel front and back. Door panels to be urethane foam insulated, four inch (4") thick R-30 coolers and six inch (6") thick R-45 at freezers. Door hardware to be galvanized. Freezer doors to have perimeter heat cables within the gasketing to prevent frost. An adjustable thermostat is provided. Doors to be lockable with exterior padlock. Safety release allows door to be opened from inside when locked.

08375 - SPECIAL DOORS

The high speed rollup doors will be manufactured by Rytec, Rite Hite or Albany. The roll-up door panel material to be 3-ply mono-filament rilon with vision panel. Panel color to be selected from manufacture standard colors. Door to open at a speed of forty-two inches (42") per second. Door activation to be by pull cord and push button. Panel to have a breakaway bottom bar in the event of vehicular collision, with automatic cutoff of power to operator. Door to have safety photo eye and pneumatic auto reversing safety edge on bottom bar.

08380 - HEAVY DUTY IMPACT DOORS

Personnel/traffic doors shall be "Duralite Industrial" door for areas between similar temperature spaces, door shall be a heavy duty, double acting, impact door that consist of a high density polyethylene coating with a non-CFC urethane foam core having an R-value of 12. Door sub-frames will be stainless steel. Acceptable manufactures are ChaseDuras Company.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION NINE - FINISHES

09260 - GYPSUM BOARD SYSTEMS

Moisture resistant gypsum wallboard and metal studs will be used for all wet location such as restrooms/locker areas. All Other interior "office type" spaces will receive standard 5/8" gypsum wallboard on appropriate size metal studs.

09300 - TILE

Ceramic tile is limited to restroom walls only. Restroom floors will be porcelain tile or a monolithic resinous floor

09400 - MONOLITHIC RESINOUS FLOORING

Monolithic resinous flooring material shall be used for employee restroom floors and wall base. A thin coat/decorative monolithic floor coating for areas with no thermal shock or high sanitary care but for use to provide an easily cleanable surface. MRF system is a thin coat, 1/8" or less toweled on or painted system which will also have slabs mechanically prepared to receive finish.

09510 - ACOUSTICAL CEILINGS

A two foot by four foot by five-eighths inch thick (2' x 4' x 5/8") or a two foot by two foot by five-eighths thick (2' x 2' x 5/8") mineral board class A acoustical ceiling system will be installed in all "offices" type spaces. The ceiling tiles in the toilets and locker rooms will be Mylar coated for cleaning purposes. The support tees will be pre-painted aluminum.

09650 - RESILIENT FLOORING

Vinyl composition floor tile will consist of twelve inch by twelve inch by one-eighth inch (12" x 12" x 1/8") thick with a four inch (4") high vinyl base. VCT is only included in the kitchen area, mail/copy area and break room.

09680 - CARPET

Carpet for the office areas shall be included and shall be standard 28 oz. direct glued down roll goods. Carpet is to be the same style and color for the entire office area, including reception/entry area. Also provide walk-off mats at all entries.

09900 - PAINTING

All gypsum wallboard, hollow metal doors and door frames will be painted accordingly to acceptable industry standards.

Miscellaneous steel including pipe bollards, handrails, guardrails, ladders, etc., will receive a high gloss industrial grade paint finish, unless they are galvanized or stainless steel.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

Paint a continuous 18" wide white floor stripe around the perimeter area, outside walls, of all storage spaces, to include the freezer, cooler and dry warehouse. This is to serve as a sanitary "kill zone" which is recommended by the USDA.

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                                                                  SPECIFICATIONS

DIVISION TEN - SPECIALTIES

10160 - METAL TOILET COMPARTMENTS

Standard baked enamel factory applied finish for all metal toilet compartment wall, rails and screens. Toilet compartment walls shall be floor mounted or wall hung unless otherwise noted.

10440 - INTERIOR SIGNAGE

Interior signage for toilet room, hazardous areas (electrical room, boiler room, refrigeration room, etc.) and janitor closets shall be included and conform to applicable building codes including handicapped accessible requirements.

10522 - FIRE EXTINGUISHERS, CABINETS AND ACCESSORIES

Fire extinguishers will be installed per NFPA 10.

10810 - TOILET AND BATH ACCESSORIES

All grab bars and mirror are provided and will be installed as per local code requirements. All soap dispensers paper towel dispensers and toilet paper dispensers will be provided by Landlord's vendor who furnishes facility with such items. Landlord will supply and install toilet accessories per code requirements.

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                                                                  SPECIFICATIONS

DIVISION ELEVEN - EQUIPMENT

11161 - DOCK LEVELERS

Dock levelers shall be manually operated recessed pit style as manufactured by Rite-Hite or approved equal. The leveler capacity will be 35,000 lbs. and the platform size will be 6'-6" wide x 8'-0" long. The leveler lip will be twenty inches (20") long. The subframe will be clean pit type. Features include side and rear weather seals, full range telescoping toe guards, integral maintenance strut, and grease fittings. Provide option for Tenant review to provide continuous pit / vertical storing style dock levers with integral controls, locks and motorized door operation.

The control panel will be for control of the communication lights. The safety light communication system will include exterior traffic style green/red lights and exterior caution signs.

Vehicle restraints are manual and as manufactured by Rite Hite or approved equal. The restraint will provide a holding force of 32,000 lbs. Minimum and the vertical locking range will be 12" to 30".

Pallet racking above the dock doors shall be provided and shall be supported from the building structure with no legs to the dock floor.

Refrigerated docks shall be thermally isolated from the exterior and dissimilar temperature spaces against condensation. Provide good sealing doors and dock seal/shelters to prevent any air/moisture infiltration.

11642 - DOCK SEALS AND BUMPERS

The dock seal base fabric will be 22 oz. Vinyl or 16 oz. Hypalon with vertical seals having 40 oz. vinyl or 40 oz. Hypalon wear pleats with 4" exposure and a 3-1/2" wide yellow guide stripe. Vertical side seals will be tapered to provide 7'-8" clear between pads. The head pad will be sized and positioned to provide a truck height coverage range of 12'-6" to 13'-6". Doors over 9'-0" high will have adjustable head curtains. Dock bumpers will be fabricated from rubberized fabric truck tire pads. Two are provided at each leveler.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION FIFTEEN - PLUMBING, FIRE PROTECTION, HVAC

PLUMBING SYSTEMS

15430 - SANITARY AND PROCESS WASTE AND VENT SYSTEMS

The building sanitary waste and vent system will connect sanitary plumbing fixtures, sanitary drains to site sanitary sewer at a point five feet (5'-0") outside the foundation wall. All sanitary piping below ground will be hubless cast iron pipe with neoprene gasket and stainless steel clamp fittings, or service weight hub and spigot cast iron pipe with compression type neoprene gasket fittings. All sanitary piping above ground will be hubless cast iron pipe with neoprene gasket and stainless steel clamp fittings or Type L copper tube with wrought copper or cast bronze DWV pattern fittings.

Condensate drips and blow downs from all new mechanical equipment will be routed to discharge indirectly over floor drains, trench and/or hub drains with required air gap.

Pipe sleeves and escutcheons shall be provided for all pipe penetrations through walls. Escutcheons for piping passing through walls or ceilings into process or production areas will be of stainless steel construction.

15438 - DOMESTIC HOT AND COLD WATER SYSTEMS

Domestic hot and cold potable water will be provided for connections to all plumbing fixtures. Water piping will be routed parallel and perpendicular to column lines.

Service entrance water meter, system strainer and pressure reduction station will be provided as required by water utility and as needed for water supply pressure. Reduced pressure principal backflow preventer will be provided for protection of municipal water supply. Connections to mechanical equipment will be provided with secondary and/or tertiary backflow preventers, anti-siphoning devices and/or pressure regulators as need for protection requirements.

Underground water piping inside the building will be ductile iron with mechanical joints for piping three inches (3") and larger and type `K' copper water tube without joints for smaller lines. Aboveground hot, cold and hot water recirculation water piping inside the building will be type `L' copper water tube with lead free soldered joints for piping up to two inches (2") type `L' copper with rolled, grooved couplings for two and one halve inches (2 1/2") to six inches (6") and welded schedule 10 stainless steel for larger sizes.

A separate potable hot water system will be provided for fixtures and equipment in the office and administration areas. Hot water heater will be gas fired storage type vented to the atmosphere.

All water lines above slab on grade will be insulated with one-half inch (1/2") for cold water and one inch (1") thick for hot water rigid molded anti-sweat pipe insulation with all service jacket. Insulation support shields will be provided for all supported insulated pipe.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

Pipe sleeves and escutcheons shall be provided for all pipe penetrations through walls. Escutcheons for piping passing through walls or ceilings into process or production areas will be of stainless steel construction.

All valves will be tagged for identification.

All hot water, cold water and hot water return piping will be labeled using PVC type pipe marker system to ANSI standards.

Hot water hand wash sinks have mixing valve from the 140 degrees F hot water supply and the cold water main.

15439 - STORM DRAIN SYSTEM

The building storm drain system will connect new roof drains to new storm drain piping system within the building and extend it to site storm drain sewer.

All storm drain piping below ground will be hubless cast iron pipe with neoprene gasket and stainless steel clamp fittings, or service weight hub and spigot cast iron pipe with compression type neoprene gasket fittings. All storm drain piping above ground will be hubless cast iron pipe with neoprene gasket and stainless steel clamp firings.

All storm drain piping above slab on grade will be insulated with one inch (1") thick rigid molded glass fiber anti-sweat pipe insulation with all service vapor retardant jacket.

15440 - NATURAL GAS SYSTEM

Natural gas distribution system will be provided from the service entrance to all devices requiring service. Gas meter and service pressure regulator required capacities will be coordinated with (and supplied by) the gas utility. Medium pressure gas distribution system of 5 psig will be provided for boilers and main distribution headers on the roof. Low pressure gas distribution system will be provided for branch piping to individual gas fired equipment and appliances.

All equipment will be connected and made operational complete with all valves and appurtenances. Gas piping will be routed parallel and perpendicular to column lines. Each gas burning piece of equipment will be provided with a gas shut-off valve, union, dirt leg and gas pressure regulator (if required to accommodate distribution pressure).

Aboveground piping in return air plenums will be carbon steel with welded joints and without valves. Above-ground piping exposed to exterior weather conditions will be painted with special corrosion inhibiting paint manufactured for this purpose.

Gas pressure regulators will be provided as required to reduce pressure from medium pressure distribution system to low pressure distribution system.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

Gas shut-off valve will be provided off main header for each service connection and for any future requirements.

All valves will be tagged for identification.

All natural gas piping will be labeled using PVC type pipe marker system to ANSI standards.

Pipe sleeves and escutcheons shall be provided for all pipe penetrations through walls. Escutcheons for piping passing through walls or ceilings into process or production areas will be of stainless steel construction.

15460 - PLUMBING FIXTURES AND DRAINAGE SPECIALTIES

Commercial grade plumbing fixtures and trim will be provided for office and administration areas and will include water closets, urinals, lavatories, water fountains, service and janitorial sinks, kitchen sinks, lab sinks, showers and hosebibs. All water closets and urinals will have hard wired electronic sensor operated flush valves. Lavatory faucets will have hard wired electronic sensor operated faucets.

Industrial grade eyewash stations and emergency showers will be provided at the battery charging and maintenance area.

Sanitary floor drains in toilet rooms, janitors closets and other light traffic areas will be cast iron type with light duty nickel bronze grate.

Floor cleanouts in Utility areas will have heavy duty cast iron cover. Floor cleanouts in office and administration areas will have light duty nickel bronze cover.

FIRE PROTECTION SYSTEMS

15500 - GENERAL REQUIREMENTS FOR FIRE PROTECTION SYSTEMS

The entire facility will be fully sprinkled with automatic, hydraulically designed sprinkler systems in accordance with all applicable NFPA guidelines, Insurance underwriter's specifications, and building codes.

Required new wet alarm risers and new dry valve risers shall be provided as required, complete with wall or yard post indicators and valves, alarm check valves, water motor gongs and or electric bells and flow and tamper switches as required.

Where possible, ESFR sprinklers will be installed in order to avoid in-rack sprinkler systems. New in-rack sprinkler systems will be provided as required for applicable rack storage systems.

The freezer system will have a pre-action system subject to approval by the Landlord.

Piping drops to inside fire hose valves will be provided and located per NFPA 13, 231 and 231 C.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

Drain piping will be provided at low points of sprinkler piping.

Alarm annunciation panel to be tied into global building control system.

15540 - FIRE PUMP SYSTEM

Supplied as required by the Landlord to meet fire code requirements.

HVAC

15600 - GENERAL REQUIREMENTS FOR HVAC

The heating, ventilating and air conditioning (HVAC) systems will be designed in accordance with all applicable building codes and to the mechanical design criteria.

Outdoor ambient design conditions are as follows:

Winter: 7 degrees F dry bulb

Summer: 91 degrees F dry bulb, 73 degrees F wet bulb

The office load shall be designed to accommodate 20 people with typical office computer and support equipment

15602 - ELECTRIC HEATERS

Electric unit heaters shall be provided in areas requiring freeze protection.

15609 - WAREHOUSE HEATERS

A Johnston Air Rotation Unit will be supplied for the dry warehouse and will be sized to maintain 58 degrees F during the heating season with even temperature control +/- 3 degrees F throughout the warehouse.

15702 - SPLIT SYSTEM AIR CONDITIONING UNITS

The remote support offices will be air conditioned by direct expansion split-system heat pump or cooling only air conditioning units. The units will be single zone, packaged type complete with evaporator fan, cooling coil, condensate pump, thermostat, filters and dampers on the indoor section and condenser fans and coils, refrigerant reversing valve, pre-charged refrigerant lines, power and control wiring, compressors and refrigerant accessories in the outdoor section.

15801 - DUCTWORK

Variable Air Volume Ductwork: Conditioned air will be distributed through medium pressure galvanized steel ductwork from the air units to variable air volume and fan powered boxes. From

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                                                                  SPECIFICATIONS

the boxes to the grilles, registers and diffusers, air will be distributed through low pressure galvanized steel ductwork. Air will return to the unit via return air plenums.

Constant Volume Ductwork: Conditioned air from the air units shall be distributed to grilles, registers and diffusers by low pressure galvanized steel or aluminum ductwork. Air shall return to the unit via return air plenums, or directly from the space.

Air Devices: Ceiling diffusers in finished office spaces will be steel cone face type suitable for mounting in a lay-in ceiling grid system. Diffusers will be spaced every two hundred (200) square feet maximum. Flexible run outs will be sized to fit the nominal neck size of the diffusers; maximum of eight feet (8') long. Diffusers in production areas will be round, adjustable, horizontal to vertical, 360 degree flow pattern. Registers shall be double deflection, adjustable air foil blade type. All air devices in production areas shall be anodized aluminum.

15804 - FILTERS

All rooftop units shall have pre-filters (30% efficient) and bag or cartridge filters (95% efficient).

All makeup air units shall have pre-filters (30% efficient) and bag or cartridge filters (95% efficient).

All plant outside air intakes shall have 30% pre-filters (throwaway) sufficient to prevent entrance of insects. Differential pressure sensors shall be provided at all filters. High limit alarm signal shall be provided to the building automation system.

15810 - VENTILATION FANS

Required exhaust for rooms and spaces will be provided through roof mounted centrifugal exhaust fans.

The fork truck battery charging area will be provided with a separate, continuous ventilation system exhausting air from near floor and near roof locations to prevent buildup of battery offgassing.

The Mechanical Room will be provided with roof mounted supply and exhaust fans for summer ventilation cooling

The Trash Compacting Area will be exhausted to maintain a negative pressure with respect to adjacent spaces.

15812 - GAS FIRED MAKEUP AIR UNITS

GAS FIRED MAKE-UP AIR UNITS SHALL BE USED FOR MAKEUP OF OUTDOOR AIR IN SPACES THAT IN WHICH TOTAL EXHAUST AIR IS NOT MADE UP THROUGH ROOFTOP UNITS.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

Makeup air units to be variable air volume, direct fired gas heating and ventilating unit with solid double-wall construction and accessories. Units shall be of the "80/20" configuration, mounted on an extended curb bypass plenum, with dampers and controls to vary supply air to maintain space pressure. Direct fired furnace shall temper incoming cold air, and provide warm air when heat is required in space.

15861 - VARIABLE VOLUME AND POWERED INDUCTION UNITS

VARIABLE VOLUME TERMINAL UNITS AND FAN POWERED INDUCTION UNITS SHALL BE USED FOR VARIABLE VOLUME CONTROL IN OFFICE AREAS. VARIABLE VOLUME UNITS SHALL BE PRESSURE INDEPENDENT WITH MOTOR ACTUATOR AND AIR VALVE WITH VARIABLE VOLUME RANGE BETWEEN 100% MAXIMUM TO MINIMUM 0%.

Fan powered units shall be pressure independent series or parallel type fan with motor actuator and air valve.

Space heating shall be accomplished by re-circulated return plenum air (1st stage) and electric resistance heaters (2" stage).

15951 - AUTOMATIC TEMPERATURE CONTROLS

CONTROLS NECESSARY FOR PROPER SYSTEM OPERATION WILL BE PROVIDED. CONTROLS WILL BE DDC BASED BUILDING AUTOMATION SYSTEM (BAS).

All gas fired makeup air units, rooftop refrigeration units, supply fans, exhaust fans, humidifiers and other HVAC equipment serving the building shall be controlled by a BAS with controlling, monitoring, data logging and trending, and energy management capability.

15990 - BALANCING AND ADJUSTING

After installation of the mechanical systems all equipment will be tested, balanced and adjusted and system test and balance reports will be prepared.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

DIVISION SIXTEEN - ELECTRICAL

ELECTRICAL DESIGN STATEMENT

1. During the design phases of this project, the design firm will implement the most cost effective selection for the electrical systems. This approach will enable the entire Design Team (Landlord and Tenant) to partake in the decision making process concerning the selection of the electrical system and major equipment.

2.    The new electrical system shall have the following characteristics:

      a.    Flexibility for future changes.

      b.    Durability; ease of maintenance.

      c.    Reliability.

      d.    Future expansion.

      e.    Cost effectiveness.

3. Every effort will be made to design, layout and install equipment in locations which will tend to encourage routine preventive maintenance by providing easy access for maintenance personnel.

CODES STANDARDS & REFERENCES

1. The electrical systems and equipment will be designed in accordance with Landlord construction standards, NEC and NFPA.

DESIGN CRITERIA

1.    Utilization Voltages

      a.    Receptacles:                     120V, 1-phase.

      b.    Fluorescent Lighting:            277V, 1-phase.

      c.    Incandescent Lighting:           120V, 1-phase.

      d.    Motors 1/3 HP and smaller:       120V, 1-phase.

      e.    Motors 1/2 HP and larger:        480V, 3-phase.

2.    Normal Power - The electrical system loads will be designed as follows:

      a.    2.0 to 3.0 watts/sq. ft. for lighting.

      b.    3.0 watts/sq. ft. for power-Office Areas.

      c.    10.0 to 15.0 watts/sq. ft. for power-Production and Process.

      d.    2.0 watts/sq. ft. for power-All Other Areas.

      e. 2.0 to 4.0 watts/sq. ft. for Plumbing and HVAC air handling equipment.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

EMERGENCY POWER

1. Emergency lighting shall be provided in all normally occupied areas, along paths of egress to the exterior of the building and shall include an emergency light above all exterior doors (on the exterior of the building). Emergency lighting shall be provided through the use of light fixtures with integral Bodine Emergency Ballasts and central battery units with remote heads.

LIGHTING

1. All lighting levels will conform to the Illuminating Engineering Society's recommendations and, in general, average maintained lighting levels shall be as follows:

      a.    Warehouse Areas             50 FC

      b.    Offices                     50 FC

      c.    Working Corridors           50 FC

      d.    Conference Rooms            50 FC

      e.    Toilets                     50 FC

      f.    Lobbies and Foyers          50 FC

      g.    Utility Areas               40 FC

RECEPTACLES

1.    Process, Production & Support Areas

      a. General purpose maintenance receptacles shall be provided as required to allow for the maintenance of equipment. All devices shall have weather proof covers.

      b. Provide weather proof quad receptacle at every other dock door position at exterior of building for truck block heaters, coordinate electrical requirements with tenant.

2.    Office Areas

      a. Offices - One (1) duplex receptacle per wall and one (I) double duplex receptacle at desk location.

      b.    Lobbies -- One (1) duplex receptacle per wall.

      c.    Closets -- One (1) GFCI duplex receptacle.

      d.    Corridors -- One (1) receptacle every 50'-O".

TELECOMMUNICATIONS OUTLETS

1.    Offices - One (1) combination data/telephone outlet at desk location.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

BRANCH CIRCUITING CRITERIA

1.    Site Lighting

      a. Pole lights shall be fed from 277/480V panel and shall be limited to 3000 watts per (1) 20A, 277V, 1-pole, GFCI circuit breaker.

      b. Minimum wire size shall be #10. Wiring size shall include voltage drop not to exceed 2%.

      c. Provide pole mounted light fixtures that provide I.E.S. minimum lighting levels at the site road entry points, along all paved parking areas and pedestrian sidewalks.

      d. Provide pole mounted flood lights to provide additional lighting at the receiving and shipping docks.

      e. Provide Astronomic time clock with photo cell. Provide PCI Control Keeper CK or equal by Lithonia and Douglas Lighting Controls.

2.    General Lighting

      a. 277V lighting shall be limited to 3200 watts per 20A, 1-pole circuit.

      b. 120V lighting shall be limited to 1200 watts per 20A, 1-pole circuit.

      c.    277V lighting shall be wired via SPST switches.

      d.    All dimmer switches shall be rated for 2000 watts minimum.

3.    Receptacles

      a. Convenience receptacles shall have a maximum of (6) duplex outlets on a 20A, 1-pole circuit, 120V.

      b. All duplex and special purpose receptacles indicated for specific equipment shall be on a separate dedicated circuit.

      c. All microwaves, coffee machines, refrigerators, freezers, copiers, fax machines, etc. shall be on a separate dedicated circuit.

4.    Motors

      a. All motors 1/8 HP and under shall be wired not more than (3) per 20A, 1-pole circuit, 120V.

      b.    All motors above 1/8 HP shall have individual circuit breakers.

      c. All motors 1/2 HP and above shall be 3-phase and on individual circuits, 480V.

MAIN DISTRIBUTION SYSTEMS

1. New Incoming Electrical Service - The new facility shall be served via a new Utility Co. primary electric distribution system.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

NORMAL POWER DISTRIBUTION

1.    Area Distribution

      a.    New 277/480V distribution panels shall be provided as required.

      b.    New 277/480V lighting panel shall be provided as required.

      c. New 480 to 208Y/120 volt step down transformer shall be provided as required. The step down transformer shall service a 120/208V distribution panel which will, in turn, service local receptacle panel and misc. load panels.

2. Mechanical Distribution -- Dedicated branch circuits shall be provided for all pumps, fans, packaged equipment, etc. Circuits shall be fed via the switchgear.

DISTRIBUTION EQUIPMENT

1. Distribution Transformers - Stepdown transformers, 480V to 208Y/120V, 3-phase 4-wire, shall be dry-type, 2-winding, and self-cooled. All bus shall be copper.

2. Distribution and Branch Circuit Panelboards - Distribution, lighting, receptacle, process and production support panelboards shall be deadfront construction utilizing thermal magnetic circuit breakers. All shall be fully rated for the available short circuit current. All trims shall be door-in-door type.

RACEWAYS, FEEDER & BRANCH CIRCUIT

1.    Distribution Panel, Panelboard and MCC Feeders

      a. Feeders from the switchboards to distribution panels and panelboards shall be in conduit.

2.    Office Area Branch Circuits

      a.    Wiring with the electric room shall be in conduit.

      b. Wiring outside the electric room shall be prefabricated cable assemblies (AC Cable).

      c.    Conduits run shall be supported via standard two hole straps.

      d. Conduit racks, trapezes, hangers, and U-bolts, located in the process area shall be made of painted galvanized steel. The trapeze shall be made of minimum 1-1/2" x 1-1/2" painted galvanized steel angle. The rod hangers shall be made of 3/8" minimum, threaded only at the ends.

      e. Insulated Metal Panel Penetrations - Wall and/or roof penetrations shall not be sleeved. The Contractor shall drill his access hole as near as possible to the outside diameter of the conduit through the Styrofoam insulated panels to insure

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                                                                  SPECIFICATIONS

            the snuggest possible fit. A "C" fitting shall be installed to the warm side of the panel. PVC conduit is to extend 12" to the warm side. All "C" fittings shall be filled with UL and U.S.D.A. approved expanding foam compound following a successful system test for all air units, subfloor heating systems, freezer lighting systems, RTD system conduits, etc. Exterior of conduit and all butt joints or cracks shall then be sealed by caulking with a compatible non-hardening, food grade sealant.

      f. Insulated Metal Panel Penetrations In Freezers - Wall and/or roof penetrations shall not be sleeved. The Contractor shall drill his access hole as near as possible to the outside diameter of the conduit through the Styrofoam insulated panels to insure the snuggest possible fit. A "C" fitting shall be installed to the warm side and cold side of the panel, and the conduit through the panel wall shall be PVC, schedule 40. PVC conduit is to extend 12" to the warm side and 12" to the cold side. All "C" fittings shall be filled with UL and U.S.D.A. approved expanding foam compound following a successful system test for all air units, subfloor heating systems, freezer lighting systems, RTD system conduits, etc. Exterior of conduit and all butt joints or cracks shall then be sealed by caulking with a compatible non-hardening, food grade sealant.

      g. Provide 480 volt, 3-phase power with disconnect to all shipping and receiving dock doors/levelers. Provide interlock wiring to dock leveler, restraint and dock lights.

      h. Provide 480 volt, three phase power with disconnect to all motorized doors (single slide, rapid roll, bi-parting, etc.). Provide control wiring from door controllers to motors and control stations (push buttons, pull cords). Maximum two (2) doors per 3-phase circuit.

      i. Provide 120 volt power to freezer door heated door frames. Maximum four (4) doors per 120 volt, 20A circuit.

3. Office Raceways - Raceways for feeders and branch circuits shall be metallic, rigid metal conduit, intermediate metal conduit (IMC) or electrical metallic tubing (EMT) subject to the restrictions of the National Electrical Code, minimum size 3/4". EMT shall not be used in concrete construction or where subjected to mechanical damage.

4. Branch Circuits - Branch circuit conductors shall be single-conductors 600V rated with THWN or THHN insulation with continuous color coding. Branch circuit conductor shall be designed to utilize the advantage of multi-wire distribution, however, no more than 6 current carrying conductors (3-phase, 3 neutral and ground) shall be installed in a common conduit.

FIRE ALARM SYSTEM

1. The fire alarm system for the facility shall be an addressable, microprocessor-based system with system cabinets, power supplies, micro-controller, keyboard display, led display, batteries, peripheral devices, voice evacuation system, etc.

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99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

2. The system shall comply with all current, applicable codes including the following; National Electrical Code (NEC), National Fire Protection Agency
      (NFPA), All applicable UL standards and Americans with Disabilities Act
      (ADA)

3. Control Panel - The main control panel shall be a solid-state, microprocessor-based, modular fire alarm control panel. The control panel shall communicate with all peripheral initiating devices and each initiating device shall report to the control panel with an individual device point number and message. The control panel shall receive all alarms from peripheral devices and remote data gathering panels and initiate a pre-recorded voice message throughout the facility and indicate alarm on the floor of incident and the floor above.

4. Remote Annunciator -- Provide complete redundant information of the main control panel display. Shall be located in the main entry vestibule.

5.    Alarm Initiating Devices

      a.    Manual Pull Stations

            i. Manual pull stations shall be provided at each floor egress and shall be spaced, such that the travel distance to any pull station is less than 100'-0".

            ii. Pull stations shall be double-action of the non-coded type with a key reset switch.

      b.    Smoke Detectors

            i. Smoke detectors shall be located at all public areas on 30'-0" centers.

            ii. Smoke detectors shall also be located within stairwells, electric rooms and other locations as required by code. Smoke detectors shall be photoelectric type. Beam detectors shall be located in open walls as well as large open areas in lieu of photoelectric smoke detectors. Duct smoke detectors shall be located at each air handling unit and shall be the photoelectric type.

            iii. Smoke detectors shall operate an alarm verification function via software which will require (2) smoke detectors to initiate an alarm condition prior to activating alarm indicating devices.

6.    Alarm indicating Devices

      a. Visual strobe units shall meet the requirements of ADA, UL, and NFPA.

      b. Audible units in public spaces shall be speakers with a peak output of 96 dB at 10'-0".

      c. Audible units in mechanical areas or other areas with high ambient noise shall be trumpet type suitable for such locations.

99 RESTAURANTS                      EXHIBIT B                    PROJECT OUTLINE
                                                                  SPECIFICATIONS

7.    Wiring

      a.    Alarm initiating wiring shall be Style 6 (Class "A") and supervised.

      b.    Alarm indicating wiring shall be Class "B" and supervised.

      c. All wire and cable shall be suitable for fire alarm use and shall be installed in conduit.

8. Testing - The entire system shall be tested to the satisfaction of the Tenant.

MECHANICAL DISTRIBUTION

1. Motors furnished under Division 15000 shall be 460V, 3-phase, 60 Hz for motors 0.5 HP and above.

2. Make all final connections to mechanical and plumbing. Refer to Division 15000 specifications for additional information.

3. Equipment grounding integrity of all equipment and non-current-carrying metal parts must be assured.

GROUNDING

1. A complete equipment grounding system shall be provided such that all metallic structures, enclosures, raceways, junction boxes, outlet boxes, cabinets, machine frames, metal fences, and all other conductive items operate continuously at ground potential and provide a low impedance path to ground for possible fault currents.

LIGHTING

1. All lighting shall be hung from the building structure independently of ceiling support system. All lighting fixtures shall be complete with T8 lamps, electronic ballasts, hangers, lenses, etc.

2. Warehouse areas shall utilize HID fixtures. Office Lighting, in general, shall be fluorescent with incandescent used as required by the Tenant. Lighting levels shall be as indicated in the Design Criterial/Conditions Section at the beginning of this specification. Where applicable, Hi-Lo switching of the lighting shall be provided.

3. All main office emergency lighting shall be provided via Bodine emergency ballasts installed in fluorescent light fixtures. Under the emergency power electrical alternate the Bodine ballast shall be deleted.

                                    EXHIBIT B

December 10, 2004

Mr. Joseph D. Lynch
Conroy Development Corporation
800 Technology Drive
Stoughton, Massachusetts 02072

Re:   Bellingham Business Center
      99 Distribution Center
      Mechanic Street
      Bellingham, Massachusetts
      Project No. 2415

Dear Joe,

In response to your request, Dacon Corporation has reviewed the latest Project Design Criteria, dated November 2004 and Project Outline Specifications, dated December 1, 2004 as prepared by The Dennis Group for the proposed 99 Distribution Center located in Bellingham, Massachusetts. Listed below are items that conflict with what we have budgeted or that require clarification.

1. Under Project Design Criteria, the main structure is referenced as being 32'-0" clear from finished floor to the bottom of steel. Dacon Corporation has budgeted a structure that is 30'-0" clear.

2. The building areas referenced in the Project Design Criteria versus PDA's floor plan I what we have budgeted are as follows:

                          SPECIFICATION    BUDGET
                          -------------    ------
a.    Freezer               20,000 SF     18,000 SF

b.    Cooler                10,000 SF      7,200 SF

c.    Produce Cooler         5,000 SF      3,600 SF

d.    Refrigerated dock      5,000 SF      4,800 SF

e.    Warehouse             31,700 SF     37,350 SF

f.    Office Area-Main       4,800 SF      4,800 SF

g.    Dock Office Area       1,500 SF      2,250 SF
                           ----------     ---------
      TOTAL                 78,000 SF     78,000 SF

3. Under General Cold Storage Requirements (Freezer, Cooler, and Dock), the finish slab thickness is specified as 6" thick. Please note that the thickness of the slab will need to be verified once racking loads are determined.

4. The following sections of the Project Outline Specifications are site specific and thus do not fall under Dacon Corporation's area of responsibility.

      a.    Section 02210 - Earthwork and Grading

      b.    Section 02410 - Sub-drainage System

      c.    Section 02513 - Bituminous Concrete Paving

Conroy Development Corporation                                  December 3, 2004
Mr. Joseph D. Lynch                                                  Page 2 of 2

      d.    Section 02515 - Portland Concrete Pavement and Sidewalks

      e.    Section 02700 - Site Utilities

      f.    Section 02841 - Exterior Signage

      g.    Section 02900 - Landscape

5. Section 03310 - Concrete Stabs calls for a reinforced slab on grade. Dacon Corporation has extensive experience with industrial and warehouse floor stabs and have assumed a 6" thick unreinforced floor slab, 3500-psi concrete, with no vapor barrier below the dry goods stab.

6. Section 04220 - Concrete Masonry Unit - There is no CMU block included on this project.

7. Section 05120 - Structural Steel and Joists calls for a 32'-0' clear structure. As stated earlier, we have budgeted a 30'-0" clear structure.

8. Section 06400 - Architectural Woodworking calls for a kitchen and driver's break room. Our budget has accommodations for an employee lunch room in the main office. A driver's break room could be placed in the back office area. Dock toilet facilities have been included adjacent to the driver's break room.

9. Section 07531 -- Single Ply Roof Membrane System states that the roof system shall comply with local building codes. The base building has a 45-mil thick EPDM roofing system, which meets Massachusetts Building Energy Code criteria.

10. As a point of clarification, our budget includes six (6) bi-parting, electric, horizontal sliding cooler/freezer doors. The specifications call for an alternate for high-speed impactable freezer/cooler doors and high-speed roll-up doors. We have priced two (2) impactable freezer doors and four (4) high-speed roll-up doors as part of Alternate No. 2.

11. Section 09400 - Monolithic Resinous Flooring - There is no monolithic resinous flooring included on this project.

12. Vertical storing style dock levelers have been included as part of Alternate No. 1.

Should you have any questions or concerns relative to the above, please call me, the undersigned, at 508-651-3600.

Very truly yours,
DACON CORPORATION

Jeffrey M. Thurber
Project Planner

cc:   Armand A. Souliere, P.E., Dacon Corporation
      File: 2415 Bellingham Warehouse

                                    EXHIBIT B

      CONROY DEVELOPMENT CORPORATION

December 10, 2004

Mr. Mitch Bolotin, Vice President
Colebrook Realty Services, Inc
141 Main Street
Springfield, MA 01103

Re: Bellingham Business Center
    Bellingham, MA

Dear Mitch;

We have reviewed the revised Project Design Criteria and Project Outline Specifications dated December 1, 2004 as prepared by The Dennis Group for the proposed 99 Distribution Center located in Bellingham, Massachusetts. Listed below are items that conflict with what has been budgeted or that require clarification.

DIVISION TWO: SITE WORK

02513 BITUMINOUS CONCRETE PAVINGS.
       Light Duty (automobile traffic and parking)
       2" binder course 1" wearing course 12" aggregate base.
       Heavy Duty (truck traffic).
       2" binder 1" wearing course, 12" aggregate base.

16 Tractor-Trailer spaces shall be provided

02525 PORTLAND CONCRETE PAVEMENT AND SIDEWALKS

Truck parking area will have a 4' x 8" concrete hardstand the remainder will bituminous paving. Truck loading area will have a hardstand with No 4 bars and concrete shall be 4000 psi.

                                    EXHIBIT B

      CONROY DEVELOPMENT CORPORATION

Mr. Mitch Bolotin, Vice President
Colebrook Realty Services, Inc
Page two

02900 LANDSCAPE shall be as is permitted by the Bellingham Planning Board.

In addition please find Dacon Corporation's letter to me dated December 10, 2004 which outlines any deviations from the Dennis Group's Project Design Criteria and Project Outline Specifications dated November 2004 and December 2004 respectively.

Should you have any questions regarding this letter or the attached Dacon letter, please contact me.

Very Truly Yours,

Joseph D. Lynch
Senior Vice President

JDL/emv

Cc: Terence W Conroy Sr.

                                    EXHIBIT C

                               MODIFIED SITE PLAN


 [The attachment to this exhibit is available to the Commission upon request.]

                                    EXHIBIT D

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                           [ATTACH LENDER'S SNDA FORM]

                                    EXHIBIT D

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      This Subordination, Non-Disturbance and Attornment Agreement (this "Agreement") dated ____________, _____, is made among _______________________________________ Tenant"), ______________________________
("Landlord") and Bank of America, N.A., a national banking association ("Mortgagee").

      WHEREAS, Mortgagee is the owner of a promissory or deed of trust note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called the "Note") dated __________________, executed by Landlord payable to the order of Mortgagee, in the principal face amount of $________, bearing interest and payable as therein provided, secured by, among other things, a Mortgage or Deed of Trust, with Assignment, Security Agreement and Financing Statement (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the "Mortgage"), recorded or to be recorded in the land records of _______________ County, _____________________, covering, among other property, the land (the "Land") described in Exhibit "A" which is attached hereto and incorporated herein by reference, and the improvements ("Improvements") thereon (such Land and Improvements being herein together called the "Property");

      WHEREAS, Tenant is the tenant under a lease from Landlord dated ___________________, as amended on ___________________________, ______ (herein, as it may from time to time be renewed, extended, amended or supplemented, called the "Lease"), covering a portion of the Property (said portion being herein referred to as the "Premises"); and

      WHEREAS, the term "Landlord" as used herein means the present landlord under the Lease or, if the landlord's interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

      NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant's right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the "Security Documents"). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee.

      2. Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

            (a) Tenant's possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage or conveyance in lieu of foreclosure, and

            (b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

      3. Attornment.

      (a) Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called "New Owner"), Tenant shall attorn to the New Owner as Tenant's new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

            (i) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner's actual ownership of the Property;

            (ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

            (iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

            (iv) bound by any amendment, or modification of the Lease hereafter made, or consent, or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Mortgagee; or

            (v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

      (b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

      (c) Upon foreclosure of the Mortgage or transfer in lieu of foreclosure, the Lease shall be modified as follows: ____________________________________

      4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant's knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to the best of Tenant's knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

      5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

            (a) Tenant acknowledges that Landlord will execute and deliver to Mortgagee in connection with the financing of the Property an Assignment of Leases and Rents. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

            (b) Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

            (c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and
      (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event 30 days after receipt of such notice or such longer period of time as may be necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Mortgagee shall be permitted to cure or remedy such default, act or omission, provided, however, that Mortgagee shall have no duty or obligation to cure or remedy any breach or default. it is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Mortgagee.

            (d) In the event that Mortgagee notifies Tenant of a default under the Mortgage, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

            (e) Tenant shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

            (f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

            (g) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

            (h) Mortgagee and any New Owner shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Mortgagee or New Owner, or against any other party for which Mortgagee or any New Owner would be liable.

            (i) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

            (j) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

            (k) In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee's or New Owner's then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

            (l) Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Mortgagee, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that Landlord, New Owner or Mortgagee, as applicable, may incur by reason of Tenant's violation of the requirements of this Paragraph 5(1).

      6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, or Security Documents; (b) the provisions of the Mortgage, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant's payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

      7. Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

      8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

      9. Miscellaneous.

            (a) This Agreement supersedes any inconsistent provision of the Lease.

            (b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage, Note, or Security Documents.

            (c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

            (d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF _______ AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

            (e) The words "herein", "hereof," "hereunder" and other similar compounds of the word "here" as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

            (f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

            (g) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

         ADDRESS OF MORTGAGEE:                         MORTGAGEE:

_______________________________________   Bank of America, N.A.

_______________________________________   ______________________________________

_______________________________________   By: __________________________________

_______________________________________   Name: ________________________________

Attention: ____________________________   Title: _______________________________

          ADDRESS OF TENANT:                              TENANT

_______________________________________   ______________________________________

_______________________________________   ______________________________________

_______________________________________   By: /s/ Gregory L. Burns
                                              ----------------------------------

_______________________________________   Name: Gregory L. Burns

Attention: ____________________________   Title: Chief Manager/President

           ADDRESS OF LANDLORD:                          LANDLORD

_______________________________________   By: __________________________________

_______________________________________   Name: ________________________________

Attention: ____________________________   Title: _______________________________

                               GUARANTOR'S CONSENT

      _______________________________ guarantor of the Lease, signs below to express its consent to the foregoing Agreement and its agreement that its guaranty of the Lease is and shall remain in full force and effect.

                                       _________________________________________

                                       By: /s/ Gregory L. Burns

                                       Title: CEO

                       [ADD APPROPRIATE ACKNOWLEDGEMENTS]

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                                  EXHIBIT "A"

                         LEGAL DESCRIPTION OF THE LAND

                                       9
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                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. Except as expressly provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building (other than within the Premises) without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord.

      2. If Landlord reasonably objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

      3. Tenant shall not obstruct any common sidewalks, halls, passages, exits or entrances of the Building. The common halls, passages, exits, and entrances are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

      4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

      5. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

      6. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

      7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

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

      8. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be reasonably objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

      9. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste common metered water.

      10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

      11. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      12. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

      13. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. Landlord shall not discriminate against Tenant in the enforcement of these Rules and Regulations.

      14. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

      15. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit C stated and any such additional rules and regulations which are adopted provided written notice of the same is provided to Tenant.

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      16. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

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                                   EXHIBIT "F"

                ATTACHED TO AND MADE A PART OF LEASE BEARING THE

                LEASE REFERENCE DATE OF DECEMBER __, 2004 BETWEEN

                    BELLINGHAM MECHANIC LLC, AS LANDLORD AND

                          99 COMMISSARY LLC, AS TENANT

                                FORM OF GUARANTY

      FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned ("Guarantor"), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce BELLINGHAM MECHANIC LLC, a Massachusetts limited liability company ("LANDLORD") to execute, enter into and deliver that certain Lease (the "Lease") by and between 99 COMMISSARY LLC, as TENANT, and BELLINGHAM MECHANIC LLC, as LANDLORD, for certain premises located at 1-8 Purchase Street, Bellingham, Massachusetts, which Lease will be to the direct interest and advantage of Guarantor, Guarantor does hereby unconditionally guarantee to LANDLORD and its successors, successors-in-title and assigns, the full and prompt performance and payment of all amounts due LANDLORD from TENANT when due under the Lease and every installment thereof, with no less force and effect than if the Guarantor were named as the TENANT in said Lease. Guarantor does hereby agree that if any such payment under the Lease is not made by TENANT in accordance with its terms, Guarantor will immediately make such payments. Guarantor further agrees to pay LANDLORD all expenses (including reasonable attorneys' fees) paid or incurred by LANDLORD in endeavoring to collect any indebtedness due LANDLORD under the Lease, to enforce the obligations of TENANT guaranteed hereby, or any portion thereof, or to enforce this Guaranty.

      The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Lease, and any and all references herein to the Lease shall be deemed to include any such renewals, extensions, amendments, consolidations or modifications thereof.

      This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be contingent only upon LANDLORD making demand upon TENANT, with a copy to Grantor, and TENANT failing to make payment to LANDLORD within thirty (30) days of such notice. This Guaranty shall be absolute, continuing and unlimited, and the LANDLORD shall not be required to take any proceedings against the TENANT before LANDLORD has the right to demand payment by the undersigned upon default by TENANT. This Guaranty and the liability of the undersigned hereunder shall in no way be impaired or affected by any sale or conveyance of the Land and/or the Premises or any part thereof or any assignment of the Lease, or by any forbearance or delay in enforcing the provisions of the Lease.

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      No action or proceeding brought or instituted under this Guaranty against the undersigned, and no recovery had in pursuance thereof shall be any bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults of TENANT.

      IN WITNESS WHEREOF, the undersigned has executed this Guaranty under seal as of the 16th day of December, 2004.

                                       GUARANTOR:

                                       O'CHARLEY'S INC.

                                       /s/ Gregory L. Burns
                                       -----------------------------------------
                                       Its duly authorized CEO

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